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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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Texas Roadhouse, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 5, 2013

To our Stockholders:

        You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Texas Roadhouse, Inc. on Thursday, May 16, 2013. The meeting will be held at the Texas Roadhouse Support Center, 6040 Dutchmans Lane, Louisville, Kentucky at 9:00 a.m. eastern daylight time.

        The official Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed with this letter.

        Please take the time to read carefully each of the proposals for stockholder action described in the accompanying proxy materials. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope. Stockholders of record can also vote by touch-tone telephone from the United States, using the toll-free number on the proxy card, or by the Internet, using the instructions on the proxy card. If you attend the meeting, you may revoke your proxy and vote your shares in person.

        Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

Sincerely,

W. Kent Taylor Chairman, Chief Executive Officer

TEXAS ROADHOUSE, INC.
6040 Dutchmans Lane
Louisville, Kentucky 40205

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2013

To the Stockholders:

        The Annual Meeting of Stockholders (the "Annual Meeting") of Texas Roadhouse, Inc. (the "Company") will be held at the Texas Roadhouse Support Center, 6040 Dutchmans Lane, Louisville, Kentucky on Thursday, May 16, 2013 at 9:00 a.m. eastern daylight time.

        At the Annual Meeting you will be asked to:

  •
  elect two Class III directors to the Board of Directors, each for a term of three years;

  •
  ratify the appointment of KPMG LLP as the Company's independent auditors;

  •
  hold an advisory vote on executive compensation;

  •
  approve the Texas Roadhouse, Inc. 2013 Long-Term Incentive Plan;

  •
  vote on a non-binding stockholder proposal to eliminate the classification of the Board of Directors, if properly presented at the meeting; and

  •
  transact such other business as may properly come before the meeting.

        A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this notice. Only stockholders of record at the close of business on March 18, 2013 are entitled to receive notice of and to vote at the meeting.

By Order of the Board of Directors,

Celia Catlett Corporate Secretary

Louisville, Kentucky
April 5, 2013

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SUBMIT YOUR VOTE USING ONE OF THE VOTING METHODS DESCRIBED IN THE ATTACHED MATERIALS. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2013

        Our Proxy Statement related to our 2013 Annual Meeting of Stockholders, our Annual Report on Form 10-K for the fiscal year ended on December 25, 2012 and our Annual Report to Stockholders for the fiscal year ended on December 25, 2012 are available on our website at www.texasroadhouse.com in the Investors section.

TEXAS ROADHOUSE, INC.
6040 Dutchmans Lane
Louisville, Kentucky 40205

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2013

        This proxy statement and accompanying proxy card are being furnished in connection with the solicitation of proxies by the board of directors (the "Board") of Texas Roadhouse, Inc., a Delaware corporation, to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") and any adjournments thereof. In this proxy statement, references to the "Company," "we," "us" or "our" refer to Texas Roadhouse, Inc. This proxy statement and accompanying proxy card are first being mailed to stockholders on or about April 5, 2013.

        The Annual Meeting will be held at the Texas Roadhouse Support Center, Louisville, Kentucky on Thursday, May 16, 2013 at 9:00 a.m. eastern daylight time, for the purposes set forth in this proxy statement and the accompanying notice of Annual Meeting.

SUMMARY OF MATTERS REQUIRING STOCKHOLDER ACTION

Proposal 1—Election of Directors

          The affirmative vote of a plurality of the votes entitled to be cast by the holders of the Company's common stock present in person or represented by proxy is required to elect each nominee. Election by a plurality means that the director nominees with the most votes for the available slots are elected for those slots. You may vote "FOR" all of the nominees or you may "WITHHOLD AUTHORITY" to vote for one or more specifically named nominees. Unless you "WITHHOLD AUTHORITY" to vote for one or more nominees, your proxy will be voted "FOR" the election of the individuals nominated as Class III directors.

          Our Board has adopted a majority voting policy for uncontested director elections. Under this policy, any nominee who receives fewer "FOR" votes than "WITHHOLD" votes is required to offer his or her resignation. Our nominating and corporate governance committee would then consider the offer of resignation and make a recommendation to our independent directors as to the action to be taken with respect to the offer.

        The Board recommends that you vote "FOR" all of the nominees.

 Proposal 2—Ratification of the Appointment of the Company's Independent Auditors

          The proposal to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2013 must be approved by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote "FOR" or "AGAINST" the ratification, or you may "ABSTAIN" from voting on this proposal. A vote to "ABSTAIN" will have the same effect as a vote "AGAINST" this proposal.

        The Board recommends that you vote "FOR" this proposal.

 Proposal 3—Advisory Vote on Approval of Executive Compensation

          The outcome of the advisory vote on whether to approve the executive compensation detailed in this proxy statement (including the Compensation Discussion and Analysis, the Executive

  Compensation section and the other related executive compensation tables and related discussions) will be determined by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote "FOR" or "AGAINST" approval of the executive compensation, or you may "ABSTAIN" from voting on this proposal. A vote to "ABSTAIN" will have the same effect as a vote "AGAINST" approval of the executive compensation.

        The Board recommends that you vote "FOR" this proposal.

 Proposal 4—Approval of the Texas Roadhouse, Inc. 2013 Long-Term Incentive Plan

          The proposal to approve the Texas Roadhouse, Inc. 2013 Long-Term Incentive Plan detailed in this proxy statement will be determined by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote "FOR" or "AGAINST" approval of the Texas Roadhouse, Inc. 2013 Long-Term Incentive Plan, or you may "ABSTAIN" from voting on this proposal. A vote to "ABSTAIN" will have the same effect as a vote "AGAINST" approval of the Texas Roadhouse, Inc. 2013 Long-Term Incentive Plan.

        The Board recommends that you vote "FOR" this proposal.

 Proposal 5—Nonbinding Stockholder Proposal Regarding Declassification of the Board of Directors

          The outcome of the advisory vote on whether to declassify the Board of Directors will be determined by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote "FOR" or "AGAINST" approval of declassification, or you may "ABSTAIN" from voting on this proposal. A vote to "ABSTAIN" will have the same effect as a vote "AGAINST" approval of the stockholder proposal.

        The Board recommends that you vote "AGAINST" this proposal.

 Other Matters

        As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters should properly come before the Annual Meeting and call for a vote of stockholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders. Any such additional matter must be approved by an affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote at the Annual Meeting.

 INFORMATION ABOUT PROXIES AND VOTING

Record Date and Voting Securities

        The Board has fixed the record date (the "Record Date") for the Annual Meeting as the close of business on March 18, 2013. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, there were outstanding 69,824,678 shares of common stock, each of which is entitled to one vote per share on all matters to be considered at the Annual Meeting.

        The presence in person or by proxy of the holders of a majority of the shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented by properly executed proxies received before the close of voting at the Annual Meeting will be voted as directed by such stockholders, unless revoked as described below.

Revocability of Proxies

        A stockholder who completes and returns the proxy card that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the Annual Meeting. A stockholder may revoke a proxy by voting at a later date by one of the methods described on the proxy card or by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Corporate Secretary of the Company at the Company's main office address at any time before the Annual Meeting. Stockholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Annual Meeting before the close of voting or by attending the Annual Meeting and voting in person. You may attend the Annual Meeting even though you have executed a proxy, but your presence at the Annual Meeting will not automatically revoke your proxy.

Solicitation of Proxies

        The cost of solicitation of proxies being solicited on behalf of the Board will be borne by us. In addition to solicitation by mail, proxies may be solicited personally, by telephone or other means by our directors, officers or employees, who receive no additional compensation for these solicitation activities. We will, upon request, reimburse brokerage houses and persons holding common stock in the names of their nominees for their reasonable out-of-pocket expenses in sending materials to their principals.

Other Voting Considerations

  Broker Non-Votes

        Under rules of the New York Stock Exchange, matters subject to stockholder vote are classified as "routine" or "non-routine." In the case of routine matters, brokers may vote shares held in "street name" in their discretion if they have not received voting instructions from the beneficial owner. In the case of non-routine matters, brokers may not vote shares unless they have received voting instructions from the beneficial owner ("broker non-votes"); therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

        The election of directors (Proposal 1) is a non-routine matter under the applicable rules, so broker non-votes may occur. However, broker non-votes do not count as shares entitled to vote. Because the election is decided by a plurality of shares present (in person or by proxy) and entitled to vote at the Annual Meeting, and because our majority voting policy for directors only considers "FOR" votes and "WITHHOLD" votes, any broker non-votes will not affect the outcome of this proposal.

        The ratification of the appointment of the Company's independent auditors (Proposal 2) is a routine matter under the applicable rules, so broker non-votes should not occur. In addition, because this matter is routine and brokers may vote as stated above, the number of votes cast, plus the number of abstentions, on this Proposal 2 will be used to establish whether a quorum is present.

        The advisory vote on the approval of executive compensation (Proposal 3), the approval of the Texas Roadhouse, Inc. 2013 Long-Term Incentive Plan (Proposal 4), the advisory vote on board declassification (Proposal 5), and any other matters that may properly come before the Annual Meeting are also non-routine matters under the applicable rules, so broker non-votes may occur. Because broker non-votes do not count as shares entitled to vote, they do not affect the outcome of the vote on these proposals.

  Abstentions

        Abstentions will be counted for purposes of calculating whether a quorum is present. The effect of an abstention on each proposal where "ABSTAIN" is a voting choice is discussed above.

  Executed but Unmarked Proxies

        If no instructions are given, shares represented by properly executed but unmarked proxies will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

 CORPORATE GOVERNANCE AND OUR BOARD

Director Biographies

Class I Directors (Terms Expiring at the 2014 Annual Meeting):

        James R. Ramsey.     Dr. Ramsey, 64, is the president of the University of Louisville, a position he has held since September 2002. Before becoming president, he had served as senior policy advisor and state budget director for the Commonwealth of Kentucky as well as senior professor of economics and public policy at the University of Louisville since 1999. Dr. Ramsey has held numerous academic positions, including serving as vice chancellor for finance and administration at both the University of North Carolina at Chapel Hill and Western Kentucky University. He has been associate dean, assistant dean and director of public administration in the College of Business Administration at Loyola University and a research associate for the University of Kentucky's Center for Public Affairs. He has served on the faculties of the University of North Carolina at Chapel Hill, Western Kentucky University, the University of Kentucky, Loyola University and Middle Tennessee State University in addition to the University of Louisville. Dr. Ramsey has also held a number of positions in state government, including interim commissioner of the Office of the New Economy and special advisor to the chairman of the Kentucky Council on Postsecondary Education. Dr. Ramsey serves on the board of directors and chairs the audit committee of Community Trust Bancorp, Inc. He also serves on the boards of trustees of Churchill Tax-Free Fund of Kentucky and Naragansett Insured Tax-Free Income Fund. Dr. Ramsey was nominated as a director because of his chief executive experience, his financial and accounting experience and his government relations experience. As a result of these and other professional experiences, Dr. Ramsey possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

        James R. Zarley.     Mr. Zarley, 68, currently serves as executive chairman of ValueClick, Inc., a single-source provider of media, technology and services across major interactive marketing channels. He has previously served as chief executive officer and chairman of the board, and has been a member of the board of directors of ValueClick since 1999. Mr. Zarley shaped the company into a global leader in online marketing solutions. In May 2007, Mr. Zarley stepped down from the chief executive officer role and became executive chairman to focus on the company's corporate development program and European operations. In April 2010, Mr. Zarley returned to the chief executive officer role. Prior to joining ValueClick, Mr. Zarley was chief operating officer of Hiway Technologies, where he was a leading member of the management team that closed the merger with Verio in 1999. Prior to that, Mr. Zarley was chairman and chief executive officer of Best Internet until it merged with Hiway Technologies in 1998. Mr. Zarley also founded and later sold Quantech Information Services, now an ADP company. In addition, he spent 19 years at RCA in various senior management roles. Mr. Zarley was nominated as a director because of his chief executive experience in a developing industry, his information technology experience and his experience in acquisitions. As a result of these and other professional experiences, Mr. Zarley possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

Class II Directors (Terms Expiring at the 2015 Annual Meeting):

        Martin T. Hart.     Mr. Hart, 77, has been a private investor in the Denver, Colorado area since 1969. He has owned and developed a number of companies into successful businesses, and has served on the board of directors for many public and private corporations. Presently, Mr. Hart is serving on the board of directors of ValueClick, Inc. Through 2012, he served on the board of directors of MassMutual Corporate Investors, an investment company, and MassMutual Participation Investors, an investment company, and until June 2009, he served on the board of directors of Spectranetics Corporation, a medical device company. He also continues to serve on the board of directors of several private companies. Mr. Hart is a certified public accountant. He is the past Chairman of the Board of

Trustees of Regis University. Mr. Hart was nominated as a director because of his experience on public company boards, his financial and accounting experience and his knowledge of the Company resulting from being a long-term investor. As a result of these and other professional experiences, Mr. Hart possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

        W. Kent Taylor.     Mr. Taylor, 57, is our founder and Chief Executive Officer, a position he resumed in August 2011. Mr. Taylor previously served as Chief Executive Officer from 2000 until 2004, at which time Mr. Taylor became Chairman of the Company, an executive position. Before his founding of our concept in 1993, Mr. Taylor founded and co-owned Buckhead Bar and Grill in Louisville, Kentucky. Mr. Taylor was appointed to the Board of Directors and the Compensation Committee of Papa John's International, Inc., in May 2011. Mr. Taylor was nominated as a director because of his chief executive experience, his knowledge of the restaurant industry and his intimate knowledge of the Company as its founder. As a result of these and other professional experiences, Mr. Taylor possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

Class III Directors (Terms Expiring at the 2013 Annual Meeting):

        Gregory N. Moore.     Mr. Moore, 63, served as the Senior Vice President and Controller of Yum! Brands, Inc. until he retired in 2005. He is currently a Financial Consultant and private investor. Yum! Brands is the worldwide parent company of Taco Bell, KFC and Pizza Hut. Prior to becoming Yum! Brands' Controller, Mr. Moore was the Vice President and General Auditor of Yum! Brands. Before that, he was with PepsiCo, Inc. and held the position of Vice President, Controller of Taco Bell and Controller of PepsiCo Wines & Spirits International, a division of PepsiCola International. Before joining PepsiCo, he was an Audit Manager with Arthur Young & Company in its New York City and Stamford, Connecticut offices. Mr. Moore is a certified public accountant in the States of New York and California. In July 2011, Mr. Moore joined the board of Newegg, Inc., a privately held on-line retailer specializing in computer and computer-related equipment, and serves as the chair of the compensation committee and a member of both the audit committee and the nominating committee. Mr. Moore also serves on the board and chairs the audit committee of 3 Day Blinds, a private company, and serves on the board of EF&TRH Restaurants (HK) Holding Limited, a Texas Roadhouse, Inc. joint venture in China. Mr. Moore is being nominated as a director because of his extensive financial and accounting experience in the restaurant industry. As a result of these and other professional experiences, Mr. Moore possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

        James F. Parker.     Mr. Parker, 66, retired as Chief Executive Officer and Vice-Chairman of the Board of Southwest Airlines Co., a position he held from June 2001 through July 2004. Before serving at Southwest Airlines as Chief Executive Officer, Mr. Parker served as General Counsel of that company from 1986 until June 2001, and was previously a shareholder in the San Antonio, Texas law firm of Oppenheimer, Rosenberg, Kelleher and Wheatley. Mr. Parker serves as a member of the board of directors of Sammons Enterprises, Inc., a private company. Mr. Parker is being nominated as a director because of his chief executive experience, his knowledge of the value-based service industry and the similarity of cultures between Southwest Airlines and the Company. As a result of these and other professional experiences, Mr. Parker possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

Meetings of the Board of Directors

        The Board met on seven occasions and its standing committees (audit committee, compensation committee, and nominating and corporate governance committee) met on 24 occasions during our fiscal year ended December 25, 2012. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served during his period of service. In addition, the Company expects all members of the Board to attend the Annual Meeting. All members attended the 2012 Annual Meeting. Four regular Board meetings are currently scheduled for the fiscal year 2013. Executive sessions of non-employee directors, without management directors or employees present, are typically scheduled in conjunction with each regularly scheduled Board meeting. The role of each standing committee is more fully discussed below.

Leadership Structure of the Board of Directors and Role of the Board of Directors in Risk Oversight

        The Board currently includes five independent directors and one employee director, and the positions of Chairman and Chief Executive Officer are occupied by the same individual. As noted above, Mr. Taylor was named Chairman of the Board in recognition of his founding and continuing leadership role in the Company, and has held that position since 2004. Mr. Taylor also resumed the position of Chief Executive Officer in August 2011. Mr. Taylor previously served as Chief Executive Officer from 2000 until 2004. We believe that the Company and its stockholders are best served by having Mr. Taylor serve in both positions because he is the person most familiar with our unique business model and the challenges we face in the current macro-economic environment. Mr. Taylor's wealth of knowledge regarding Company operations and the industry in which we compete positions him to best identify matters for Board review and deliberation. Additionally, the combined role of Chairman and Chief Executive Officer unifies the Board with management and eliminates conflict between two leaders. We believe that the Company can more effectively execute its current strategy and business plans to maximize stockholder value if our Chairman is also a member of the management team.

        While the Board considers all of its members equally responsible and accountable for oversight and guidance of its activities, they also have designated an independent Lead Director elected annually by a majority of the Board of Directors. Gregory N. Moore currently serves as the independent Lead Director. The responsibility and authority of the independent Lead Director are delineated in our Corporate Governance Guidelines, which can be found on the Company's website at www.texasroadhouse.com.

        The Board is responsible for overseeing the Company's risk management strategies, including the Company's implementation of appropriate processes to administer day-to-day risk management. The Board is informed about risk management matters as part of its role in the general oversight and approval of corporate matters. The Board gives clear guidance to the Company's management on the risks it believes face the Company, such as the matters disclosed as risk factors in the Company's Annual Report on Form 10-K. Furthermore, the Board has delegated certain risk management responsibilities to its committees.

        Through the audit committee's charter, the Board has authorized it to oversee the Company's risk assessment and risk management policies. The audit committee, in fulfilling its oversight responsibilities, regularly and comprehensively reviews specific risk categories which have been identified by management. The Company's internal auditor regularly reports directly to the audit committee on the results of internal audits, the scope and frequency of which are based on comprehensive risk assessments which have been approved by the audit committee. Additionally, the Company's risk committee regularly updates the audit committee on the results of their risk management activities, which are based on the company's prioritized risk map that is updated annually, at a minimum, and approved by the audit committee. . The audit committee is routinely advised of operational, financial and legal risks both during and outside of regularly scheduled meetings, and the committee reviews and monitors specific activities to manage these risks, such as insurance plans, hedging strategies and internal controls.

        Through the compensation committee's charter, the Board has authorized it to oversee officer and director compensation programs. The compensation committee, in fulfilling its oversight responsibilities, designs the compensation packages applicable to the executive officers and Board members. The compensation committee also consults with management on the payments of bonuses and grants of stock awards to key employees on a quarterly basis.

        The audit committee, in coordination with the compensation committee, performs an annual risk assessment of our compensation programs for all employees to determine whether these programs encourage unnecessary or excessive risk taking. In conducting this review, each of our compensation programs is evaluated on a number of criteria aimed at identifying any incentive programs that deviate from our risk management objectives. Based on this review in 2012, the committee concluded that we have the right combination of rewards and incentives to drive company performance, without encouraging unnecessary or excessive risk taking by our employees. Specifically, the audit committee identified the following components of our compensation programs that mitigate the likelihood of excessive risk taking to meet performance targets: equity incentive compensation in the form of restricted stock units which, for the Named Executive Officers and the Board of Directors, vest over a period of years; long term contracts and a financial buy-in requirement for restaurant management; a guaranteed base salary within our support center management personnel; minimums and maximums on profit sharing compensation within our support center management personnel; robust internal controls; operational focus on top line sales growth; and, a business model which focuses on a strong balance sheet, relatively low debt, prudent growth, and sustainable long term profitability.

        The Board's oversight roles, including the roles of the audit committee and the compensation committee, combined with the leadership structure of the Board to include Company management, allow the Board to effectively administer risk management policies while also effectively and efficiently addressing Company objectives.

Committees of the Board of Directors

        The Board has three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. The Board has adopted a written charter for each of these committees, which sets out the functions and responsibilities of each committee. The charters of these committees are available in their entirety on the Company's website, www.texasroadhouse.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement. The Board has also designated one of its members as an international liaison, responsible for overseeing the Corporation's efforts in international expansion and reporting to the Board on those efforts.

        Audit Committee.     As described in its charter, the audit committee assists our Board in fulfilling its oversight responsibility relating to: (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independence and performance of the Company's internal and external auditors and (iv) the Company's internal controls and financial reporting practices. The audit committee is also required to pre-approve all audit and permitted non-audit services provided by our independent auditors. The audit committee reviews all of the Company's earnings press releases and Quarterly and Annual Reports on Form 10-Q and Form 10-K prior to filing with the Securities and Exchange Commission ("SEC"). The audit committee is also responsible for producing an annual report on its activities for inclusion in this proxy statement. All of the members of the audit committee are "independent," as that term is defined in the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the SEC. The audit committee is currently comprised of Messrs. Moore, Parker and Ramsey and is chaired by Mr. Moore. The Board evaluated the credentials of and designated Mr. Moore as an "audit committee financial expert" as required by Section 407 of the Sarbanes-Oxley Act of 2002. The audit committee met 16 times during the fiscal year 2012.

         Compensation Committee.     As described in its charter, the compensation committee: (i) assists the Board in fulfilling its responsibilities relating to the design, administration and oversight of employee compensation programs and benefit plans of the Company's executive officers, (ii) discharges the Board's duties relating to the compensation of the Company's directors and (iii) reviews the performance of the Company's executive officers. The compensation committee is also responsible for reviewing and discussing with management the Compensation Discussion and Analysis in this proxy statement and recommending its inclusion in this proxy statement to the Board. All of the members of the compensation committee are "independent" under all applicable rules, including the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and the requirements of the SEC. The members of the compensation committee are Messrs. Hart, Moore, Parker, Ramsey and Zarley. Mr. Parker chairs the committee. The compensation committee met five times during the fiscal year 2012.

        Nominating and Corporate Governance Committee.     As described in its charter, the nominating and corporate governance committee assists our Board in: (i) identifying individuals qualified to become Board members and recommending nominees to the Board either to be presented at the annual meeting or to fill any vacancies, (ii) considering and reporting periodically to the Board on matters relating to the identification, selection and qualification of director candidates and (iii) developing and recommending to the Board a set of corporate governance principles. The nominating committee routinely evaluates the size and composition of the Board and the variety of professional expertise represented by the Board members in relation to the Company's business. All of the members of the nominating and corporate governance committee are "independent" under all applicable rules, including the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and the requirements of the SEC. The members of the nominating and corporate governance committee are Messrs. Hart, Moore, Parker, Ramsey and Zarley. Mr. Moore chairs the committee. The nominating and corporate governance committee met three times during the fiscal year 2012.

Policy Regarding Consideration of Candidates for Director

        Stockholder recommendations for Board membership should include, among other items, the name of the candidate, age, contact information, present principal occupation or employment, qualifications and skills, background, last five years' employment and business experience, a description of current or previous service as director of any corporation or organization, other relevant biographical information and the nominee's consent to service on the Board. A stockholder nominee will be requested to complete a detailed questionnaire in the form that current directors and officers complete.

        The nominating and corporate governance committee may consider such other factors as it may deem are in the best interest of the Company and its stockholders. If and when the Board determines that it is necessary or desirable to add or replace a director, the nominating and corporate governance committee is committed to seeking diverse candidates, taking into account diversity in all respects (including gender, race, age, board service, background, education, skill set, and financial acumen, along with knowledge and experience in areas that are relevant to the Company's business), when forming the nominee pool. The manner in which the nominating and corporate governance committee evaluates a potential nominee will not differ based on whether the nominee is recommended by a stockholder of the Company.

        The Company currently retains a corporate recruiter to assist in identifying candidates for open positions at the Company. Upon request, this recruiter also assists in identifying and evaluating candidates for director, but the Company does not pay an additional fee for such service.

 Compensation of Directors

        As described more fully below, the following table summarizes the total compensation paid or accrued for fiscal year 2012 for each of the non-employee directors.

Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($) (b)		Grant Date Fair Value of Stock Awards ($)(1) (c)	Total ($) (d)
Martin T. Hart	26,500		382,500	409,000
Gregory N. Moore	80,500	(2)	382,500	463,000
James F. Parker	47,500	(3)	382,500	430,000
James R. Ramsey	36,500		382,500	419,000
James R. Zarley	29,500		382,500	412,000

(1)
In January 2012, the non-employee directors were each granted 25,500 restricted stock units, which vest in one-third increments each year over three years. For restricted stock units, fair value is equal to the closing price of the Company's common stock on the trading day immediately preceding the date of the grant, which was $15.00. No option awards were granted during the period of time covered by this table.

  The Company cautions that the amounts reported in the Director Compensation Table for these awards may not represent the amounts that the directors will actually realize from the awards. Whether, and to what extent, a director realizes value will depend on the Company's actual operating performance, stock price fluctuations and the director's continued service with the Company.

(2)
This amount includes a $20,000 annual fee for serving as the chairman of the audit committee, and a $20,000 annual fee for serving as the international liaison.

(3)
This amount includes a $10,000 annual fee for serving as the chairman of the compensation committee.

        Non-employee directors each receive an annual fee of $12,500. The chairperson of the audit committee receives an additional annual fee of $20,000, the chairperson of the compensation committee receives an additional annual fee of $10,000, and the international liaison receives an additional annual fee of $20,000. Each non-employee director receives $2,000 for each Board meeting he or she attends in person and $500 for each Board meeting he or she participates in telephonically. Additionally, each non-employee director receives $1,000 for each committee meeting he or she attends in person and $500 for each committee meeting he or she participates in telephonically. Occasionally, board members serve on temporary committees for which they also receive meeting fees and annual fees.

Code of Ethics

        The Board has approved and adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees, including the Company's principal executive officer and the principal financial officer. The Code of Business Conduct and Ethics is available in its entirety on the Company's website, www.texasroadhouse.com. The Company intends to post amendments to, or waivers from, its Code of Business Conduct and Ethics, if any, that apply to the principal executive officer and the principal financial officer on its website.

STOCK OWNERSHIP INFORMATION

        The following table sets forth as of February 14, 2013 certain information with respect to the beneficial ownership of the Company's common stock of (i) each executive officer named in the Summary Compensation Table (the "Named Executive Officers"), (ii) each director or nominee for director of the Company, (iii) all directors and current executive officers as a group, and (iv) each stockholder known by the Company to be the owner of 5% or more of the Company's common stock.

	Common Stock(1)
Name	Common Stock Ownership(2)	Percent
Directors, Nominees and Named Executive Officers:
W. Kent Taylor(3)	6,633,906	9.6%
Scott M. Colosi	125,498	*
Steven L. Ortiz	352,679	*
G. Price Cooper, IV	29,353	*
Jill Marchant	—	*
Martin T. Hart	211,753	*
Gregory N. Moore	81,832	*
James F. Parker	89,560	*
James R. Ramsey	80,418	*
James R. Zarley	78,500	*
Directors, Nominees and All Executive Officers as a Group (10 Persons)	7,683,499	11.1%
Other 5% Beneficial Owners**
Capital Research Global Investors(4)	4,672,200	6.6%
333 South Hope Street
Los Angeles, California 90071
Blackrock, Inc.(5)	4,436,741	6.3%
40 East 52nd Street
New York, New York 10022
FMR LLC(6)	6,837,443	9.7%
82 Devonshire Street
Boston, Massachusetts 02109
Steven A. Cohen(7)	4,732,487	6.8%
72 Cummings Point Road
Stamford, Connecticut 06902
The Vanguard Group(8)	3,702,003	5.2%
100 Vanguard Blvd.
Malvern, PA 19355

*
Represents beneficial ownership of less than 1.0% of the outstanding shares of class.

**
This information is based on stock ownership reports on Schedule 13G filed by each of these stockholders with the SEC as of February 14, 2013.

(1)
Based upon information furnished to the Company by the named persons and information contained in filings with the SEC. Under the rules of the SEC, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days, and such shares are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. However, we do not consider shares of which beneficial ownership can be acquired within 60 days to be outstanding when we calculate the percentage ownership of any other person. "Common Stock Ownership" includes (a) stock held in joint tenancy, (b) stock owned as tenants in common, (c) stock owned or held by spouse or other members of the reporting person's household and (d) stock in which the reporting person either has or shares voting and/or investment power, even though the reporting person disclaims any beneficial interest in such stock.

(2)
The following table lists the shares to which each named person has the right to acquire beneficial ownership within 60 days of February 14, 2013 through the exercise of stock options or the vesting of restricted stock units granted pursuant to our equity incentive plan; these shares are included in the totals above as described in footnote (1):

Name	Shares which may be acquired within 60 days pursuant to stock awards
W. Kent Taylor	—
Scott M. Colosi	—
Steven L. Ortiz	77,896
G. Price Cooper, IV	—
Jill Marchant	—
Martin T. Hart	40,000
Gregory N. Moore	40,000
James F. Parker	40,000
James R. Ramsey	—
James R. Zarley	40,000
Directors, Nominees and All Executive Officers as a Group (10 Persons)	237,896
(3)
Mr. Taylor's address is c/o Texas Roadhouse, Inc., 6040 Dutchmans Lane, Louisville, Kentucky 40205.

(4)
As reported on the Schedule 13G/A filed by Capital Research Group Investors with the SEC on February 13, 2013, it has sole voting and dispositive power with respect to these shares.

(5)
As reported on the Schedule 13G/A filed by Blackrock, Inc. with the SEC on February 5, 2013, it has sole voting and dispositive power with respect to these shares.

(6)
As reported on the Schedule 13G/A filed by FMR LLC with the SEC on February 14, 2013, it has sole dispositive power with respect to these shares and sole voting power with respect to 100,082 shares.

(7)
As reported on the Schedule 13G/A filed by Steven A. Cohen with the SEC on February 14, 2013, he shares voting and dispositive power with respect to 4,732,487 shares, in whole or in part, with S.A.C. Capital Advisors, L.P., a Delaware limited partnership (560,829 shares), S.A.C. Capital Advisors, Inc., a Delaware corporation (560,829 shares), and Sigma Capital Management, LLC, a Delaware limited liability company (1,525,000 shares). S.A.C. Capital Advisors, L.P. and S.A.C. Capital Advisors, Inc. share Mr. Cohen's business address at 72 Cummings Point Road, Stamford, Connecticut 06902. Sigma Capital Management, LLC's business address is 540 Madison Avenue, New York, New York 10022.

(8)
As reported on the Schedule 13G filed by The Vanguard Group with the SEC on February 12, 2013, it has sole voting power with respect to 89,224 shares, sole dispositive power with respect to 3,615,079 shares, and shared dispositive power with respect to 86,924 shares.

 Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership and to provide the Company with copies of all such filed forms. Based solely on its review of such copies or written representations from reporting persons, the Company believes that all reports were filed on a timely basis during the fiscal year ended December 25, 2012.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The Company's compensation committee reviews and establishes executive compensation in connection with each Named Executive Officer's employment agreement. We entered into new employment agreements (the "Employment Agreements") with W. Kent Taylor, Scott M. Colosi, Steven L. Ortiz, G. Price Cooper, IV and Jill Marchant, our Named Executive Officers, on January 6, 2012, each of which expires on January 7, 2015.

        Each officer's Employment Agreement establishes a base salary which is to remain constant throughout the term of the agreement, and an incentive bonus amount based on the achievement of defined goals to be established by the compensation committee. Each officer's Employment Agreement also provides for the grant of restricted stock units, which grant the officers the conditional right to receive shares of our common stock upon vesting. Each officer has agreed not to compete with us during the term of his or her employment and for a period of two years following his or her termination of employment, unless the officer's employment is terminated without cause following a change in control, in which case the officer has agreed not to compete with us through the date of the last payment of the officer's severance payments. The Employment Agreements contain a "clawback" provision that enables the Company to seek reimbursement to the Company of any compensation paid to any Named Executive Officer which is required to be recovered by any law, governmental regulation or order, or stock exchange listing requirement.

        The underlying philosophy reflected in the Employment Agreements is to provide the Named Executive Officers with a compensation package which, in total, would promote the sustained profitability of the Company and align the interests of our executive officers with those of our stockholders by tying a significant amount of each officer's compensation to the overall performance of the Company. The compensation packages contained in those agreements also reflect a pragmatic response to external market conditions; that is, compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our stockholders. We believe that the overall design of the compensation packages, along with the culture and values of our Company, allows us to attract and retain top talent, while also keeping the Named Executive Officers focused on both long-term business development and short-term financial growth.

        The compensation committee did not use a compensation consultant in determining the compensation packages under the Employment Agreements, and did not apply a set formula for allocating between cash and equity in developing the total compensation packages. Rather, the compensation committee applied the business judgment of the committee members to design compensation packages for the Named Executive Officers based on the specific philosophies described herein taking into account all surrounding facts and circumstances. In deciding to continue with our existing executive compensation practices, our compensation committee considered that the holders of over 91% of the votes cast at our 2012 Annual Meeting on an advisory basis approved the compensation of our named executive officers as disclosed in the proxy statement for that Annual Meeting. While the compensation committee consulted with each of the executive officers in advance of the final approval of the Employment Agreements, none of the executive officers, including Mr. Taylor, participated in the creation of the compensation packages contained therein.

  Elements of Compensation

  Base Salary

        Base salaries for our Named Executive Officers are designed to provide a secure base of compensation which will be effective in motivating and retaining key executives. The actual amounts paid to each Named Executive Officer during the fiscal year 2012 pursuant to the Employment Agreements are more fully described in "Executive Compensation."

        Each officer's Employment Agreement establishes an annual salary as shown in the table below which is to remain constant throughout the term of the agreement.

Annual Salary ($)
W. Kent Taylor	525,000
Chairman, Chief Executive Officer
Scott M. Colosi	400,000
President
Steven L. Ortiz	480,000
Chief Operating Officer
G. Price Cooper, IV	250,000
Chief Financial Officer
Jill Marchant	225,000
General Counsel

  Incentive Bonus

        Incentive bonuses are designed to reward our Named Executive Officers for the success of the Company, as measured by growth in the Company's earnings per diluted share ("EPS"), and for each officer's individual contribution to that success. It is our belief that a significant amount of each officer's compensation should be tied to the performance of the Company. Accordingly, the compensation committee has established a two-pronged approach to tying the incentive compensation to Company performance. Under this approach, 50% of the target incentive bonus is awarded based on whether the Company achieves an annual EPS growth target established by the committee. The other 50% is based on a profit sharing pool comprised of 1.5% of the Company's pre-tax profits (income before taxes minus income attributable to non-controlling interests, as reported in our audited financial statements), which pool is distributed among our Named Executive Officers and certain other members of the Company's director-level management. Depending on the level of achievement of the EPS target each year, 50% of the incentive bonus may be reduced to a minimum of $0 or increased to a maximum of two times the base amount. Each one percent change from the EPS target results in an increase or decrease of ten percent to the portion of the base bonus attributable to the achievement of the EPS growth target. For example, if we achieve 11% EPS growth, the bonus payable would be 110% of the portion of the base bonus attributable to the achievement of the EPS growth target. Conversely, if we achieve nine percent the bonus payable would be 90% of the portion of the base bonus attributable to the achievement of the EPS growth target. The remaining 50% of the officers' incentive bonus will fluctuate directly with Company pre-tax profits. The annual profit sharing component allows the Named Executive Officers to participate in a profit sharing pool with other members of the Company's director-level management team. By allowing this level of participation in the Company's overall profits, the committee encourages responsible growth and aligns the interests of the officers with those of other management employees in the Company. This portion of the incentive bonus may be reduced to a minimum of $0 if the Company ceases to be profitable, and may be increased to a maximum of two times the base amount established for each individual participant. Both portions of the incentive bonus can be adjusted by the compensation committee for acquisitions or divestitures, accounting changes and other extraordinary costs. A target of ten percent EPS growth was approved for fiscal year 2012, which represented management's estimate of a fair long-term growth goal, balancing historical growth trends and the desire to increase stockholder value with the uncertainty of the macroeconomic environment. In February 2013, bonuses were paid to the officers at 116% of the base amount, based in part on actual EPS growth of 12.5% during fiscal year 2012. The actual amounts earned by each Named Executive Officer during fiscal year 2012 are more fully described in "Executive Compensation."

        During fiscal year 2012, we paid bonuses on a quarterly basis, based upon achievement of quarterly targets that equal, in the aggregate, the annual target. On November 30, 2012, each of the Named Executive Officers entered into an amendment to their Employment Agreement which allows the compensation committee to elect to pay bonuses on an annual basis in order to qualify the incentive compensation for certain Named Executive Officers as tax-deductible compensation under Section 162(m) of the Internal Revenue Code.

Executive Incentive Compensation for the Fiscal Year 2012

Name	Base Bonus $	Minimum Bonus $	Maximum Bonus $
W. Kent Taylor	525,000	—	1,050,000
Scott M. Colosi	300,000	—	600,000
Steven L. Ortiz	480,000	—	960,000
G. Price Cooper, IV	150,000	—	300,000
Jill Marchant	100,000	—	200,000

  Stock Awards

        Prior to fiscal year 2008, we made equity awards in the form of stock options, some of which remain outstanding as noted in the Outstanding Equity Awards table below. Currently, we make equity awards in the form of restricted stock units, which represent the conditional right to receive one share of our common stock upon satisfaction of the vesting requirements.

        We believe that restricted stock units offer the Named Executive Officers a financial interest in the Company and align their interests with those of our stockholders. The value of a restricted stock unit is dependent upon the price of our common stock on the date of vesting. Therefore, a recipient of a restricted stock unit is motivated to improve the Company's performance in the hope that the performance will be reflected by the stock price. Restricted stock units also serve to retain the Named Executive Officers as they vest over a period of time. The number of restricted stock units granted to each officer reflects each officer's job responsibilities and individual contribution to the success of the Company.

        The number of restricted stock units granted under the Employment Agreements are shown in the table below. The grants vest in one-third increments each January 7 over a three-year period beginning on January 7, 2013 and ending on January 7, 2015. In addition, Ms. Marchant was granted 3,118 restricted stock units on February 27, 2012, pursuant to the terms of her prior employment agreement.

Restricted Stock Units granted pursuant to Employment Agreements
W. Kent Taylor	210,000
Scott M. Colosi	150,000
Steven L. Ortiz	180,000
G. Price Cooper, IV	75,000
Jill Marchant	45,000

   Separation and Change in Control Arrangements

        Except in the event of a change in control, the Employment Agreements with Messrs. Taylor and Ortiz provide that no severance will be paid to either of them upon termination of employment, but each is entitled to receive a gift of a crisp $100 bill if his employment is terminated by the Company without cause before the end of the term. Except in the event of a change in control, the Employment Agreements with Mr. Colosi, Mr. Cooper and Ms. Marchant provide that if the Company terminates their employment without cause before the end of the term, the Company will pay a severance payment equal to any bonus for a quarter or year already ended (even if not yet paid at termination), plus the officer's base salary for a period of 180 days, and payment of a fixed sum ($150,000 for Mr. Colosi, $75,000 for Mr. Cooper, and $50,000 for Ms. Marchant). Similar payments are due to the officers if employment is terminated by reason of death or disability before the end of the term. The Company provides these severance payments to allow for a period of transition and in exchange for a full release of claims against the Company. The salary component of the severance payments is subject to deductions and withholdings and is to be paid to the officers in periodic installments in accordance with our normal payroll practices. The fixed sum is paid in a single lump sum, and any bonus component of the severance payments for a performance period that ended before termination is to be paid on the same date as the payment would have been made had his or her employment not been terminated.

        The Employment Agreements also provide that if the officer's employment is terminated other than for cause following a change in control, or if the officer resigns for good reason following a change in control because he or she is required to relocate, the Company's successor does not agree to be bound by the agreement, or the officer's responsibilities, pay or total benefits are reduced, such officer will receive severance payments in an amount equal to the officer's base salary and incentive bonus for a period which is the longer of the remainder of the term of the agreement or one year. In addition, the officer's unvested stock options or other stock awards, if any, will become vested as of the date of termination. The payments and acceleration of vesting of the stock options or other stock awards are contingent upon the officer signing a full release of claims against the Company. The salary component of the severance payments is subject to deductions and withholdings and is to be paid to the officers in periodic installments in accordance with our normal payroll practices or in a lump sum at the discretion of the compensation committee and in compliance with Section 409A of the Internal Revenue Code. The bonus component of the severance payments to the officers is to be paid on the same date as the payment would have been made had his or her employment not been terminated.

        According to the terms of the Employment Agreements, a change in control means that one of the following events has taken place: (1) the stockholders of the Company approve (a) a merger or statutory plan of exchange involving the Company ("Merger") in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock, $0.001 par value ("Common Stock") would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of Common Stock immediately prior to the Merger have substantially the same proportionate ownership of common stock of the surviving corporation after the Merger, or (b) a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution; (2) during any period of 12 months or less, individuals who at the beginning of such period constituted a majority of the Board of Directors cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; (3) a tender or exchange offer (other than one made by (a) the Company, or (b) W. Kent Taylor or any corporation, limited liability company, partnership, or other entity in which W. Kent Taylor owns a direct or indirect ownership of 50% or more, or controls 50% or more of the voting power [collectively, the "Taylor Parties"]) is made for the Common Stock (or securities convertible into Common Stock) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]), directly or indirectly, of securities representing in excess of the greater of at least 20 percent of the voting power of outstanding securities of the Company or the percentage of the voting power of the outstanding securities of the Company collectively held by all of the Taylor Parties; or (4) any person other than a Taylor Party becomes the beneficial owner of securities representing in excess of the greater of 20 percent of the aggregate voting power of the outstanding securities of the Company as disclosed in a report on Schedule 13D of the Exchange Act or the percentage of the voting power of the outstanding securities of the Company collectively held by all of the Taylor Parties. Notwithstanding anything in the foregoing to the contrary, no change of control shall be deemed to have occurred for purposes of an individual Employment Agreement by virtue of any transaction which results in the affected Named Executive Officer, or a group of persons which includes the affected Named Executive Officer, acquiring, directly or indirectly, securities representing 20 percent or more of the voting power of outstanding securities of the Company.

        The estimated amounts that would be payable to a Named Executive Officer under these arrangements are more fully described in "Termination, Change of Control and Change of Responsibility Payments."

  Compensation Committee Report

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 25, 2012.

        All members of the compensation committee concur in this report.

  James F. Parker, Chair
  Martin T. Hart
  Gregory N. Moore
  James R. Ramsey
  James R. Zarley

Summary Compensation Table

        The following table sets forth the total compensation paid or accrued during the fiscal years 2012, 2011, and 2010 for W. Kent Taylor, our Chairman and Chief Executive Officer, and G. Price Cooper, IV, our Chief Financial Officer. It also includes such information for each of our three other most highly compensated executive officers during 2012, 2011, and 2010, as applicable.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Grant Date Fair Value of Stock Awards ($)(2)(3) (e)		Non-equity Incentive Plan Compensation ($) (f)	All Other Compensation ($) (i)		Total ($)(3) (j)
W. Kent Taylor	2012	525,000	—	3,200,400	(i)	490,637	9,000		4,225,037
Chairman, Chief Executive	2011	300,000	—	—		305,800	9,000		614,800
Officer	2010	300,000	—	—		380,800	9,000		689,800
G. Price Cooper, IV(4)	2012	250,000	200	1,143,000	(i)	164,405	9,000		1,566,605
Chief Financial Officer	2011	217,961	200	—		132,556	9,000		359,717
Scott M. Colosi	2012	400,000	200	2,286,000	(i)	391,700	9,000		3,086,700
President	2011	334,615	200	723,339	(ii)	388,019	9,000		1,455,173
	2010	300,000	200	—		476,000	9,000		785,200
Steven L. Ortiz	2012	480,000	200	2,743,200	(i)	603,280	9,000		3,835,680
Chief Operating Officer	2011	460,000	200	1,012,661	(ii)	611,600	9,000		2,093,461
	2010	460,000	—	—		761,600	9,000		1,230,600
Jill Marchant(5)	2012	225,000	100	738,245	(iii)	95,653	18,797	(6)	1,077,795
General Counsel	2011	79,615	50,000	16,256	(iv)	25,000	12,328		183,199

(1)
Except as discussed in footnote (5) below, this column represents holiday bonus awards paid to the Named Executive Officers for the fiscal years ended December 25, 2012, December 27, 2011, and December 28, 2010.

(2)
Column (e) reflects the grant date fair value of the awards pursuant to the Company's equity incentive program in accordance with ASC 718. For restricted stock units, fair value is equal to the closing price of the company's common stock on the trading day immediately preceding the date of the grant, which is set forth below:

            (i)  $15.24

           (ii)  $17.36

          (iii)  $15.24, with respect to the 45,000 restricted stock units granted pursuant to Ms. Marchant's current Employment Agreement; $16.82 with respect to the 3,118 restricted stock units granted on February 27, 2012, pursuant to the terms of Ms. Marchant's prior employment agreement.

          (iv)  $14.36

  The Company cautions that the amounts reported in the Summary Compensation Table for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company's actual operating performance, stock price fluctuations and the Named Executive Officer's continued service with the Company. Additional information on all outstanding stock and option awards is reflected in the "Grants of Plan-Based Awards Table" and the "Outstanding Equity Awards at Fiscal Year End Table."

(3)
The 2012 amounts include the full grant date fair value of the restricted stock units granted to the Named Executive Officers in their respective Employment Agreements; however, the grants vest in one-third increments each January 7 over a three-year period beginning on January 7, 2013 and ending on January 7, 2015. As a result the officers did not realize the total amounts reported in columns (e) and (g) in fiscal year 2012.

(4)
Mr. Cooper assumed the position of Chief Financial Officer on August 17, 2011. Prior to that date, he was employed as Vice President of Finance, a position he also held during fiscal year 2010.

(5)
Ms. Marchant assumed the position of General Counsel on December 1, 2011. Prior to that date, she was employed as Special Counsel, a position she held since August 15, 2011.

(6)
This amount consists of a $7,800 auto allowance and $10,997 in relocation assistance.

Grants of Plan-Based Awards in Fiscal Year 2012

        The following table presents information with respect to grants of stock awards to the Named Executive Officers during fiscal year 2012.

Grants of Plan-Based Awards Table

Name (a)	Grant Date (b)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1) (c)	Grant Date Fair Value of Stock and Option Awards ($)(2) (d)
W. Kent Taylor	January 6, 2012	210,000	3,200,400
Scott M. Colosi	January 6, 2012	150,000	2,286,000
Steven L. Ortiz	January 6, 2012	180,000	2,743,200
G. Price Cooper, IV	January 6, 2012	75,000	1,143,000
Jill Marchant	January 6, 2012	45,000	685,800
	February 27, 2012	3,118	52,445

(1)
Each stock award listed in column (c) consists of restricted stock units, where each unit represents the conditional right to receive one share of our common stock upon satisfaction of vesting requirements. The grants vest in 1/3 increments each January 7 over a three-year period beginning on January 7, 2013 and ending on January 7, 2015. See the "Compensation Discussion and Analysis" for the conditions of accelerated vesting upon termination of employment other than for cause.

(2)
Column (d) reflects the grant date fair value of the awards pursuant to the Company's equity incentive program in accordance with ASC 718. For restricted stock units, fair value is equal to the closing price of the company's common stock on the trading day immediately preceding the date of the grant, which was $15.24, except with respect to the grant made to Ms. Marchant on February 27, 2012, for which the grant date fair value was $16.82.

The Company cautions that the amounts reported in the Grants of Plan-Based Awards Table for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company's actual operating performance, stock price fluctuations and the Named Executive Officer's continued employment. The Company also notes that these grants vest in one-third increments each January 7 over a three-year period beginning on January 7, 2013 and ending on January 7, 2015. As a result the officers did not realize the amounts reported in columns (c) and (d) in fiscal year 2012.

Outstanding Equity Awards

          The following table presents information with respect to outstanding stock option and stock awards as of December 25, 2012 by the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Option Exercise Price ($) (d)	Option Expiration Date(1) (e)		Number of Shares or Units of Stock That Have Not Vested (#)(2) (f)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (g)
W. Kent Taylor	—	—	NA	NA		210,000	(i)	3,532,200
Scott M. Colosi	—	—	NA	NA		191,667	(ii)	3,223,839
Steven L. Ortiz	77,896	—	8.75	10/08/2014	(i)	238,333	(iii)	4,008,761
G. Price Cooper, IV	—	—	NA	NA		75,000	(iv)	1,261,500
Jill Marchant	—	—	NA	NA		49,250	(v)	828,385

(1)
The option vesting date is 10/08/2007

See the "Compensation Discussion and Analysis" for the conditions of accelerated vesting upon termination of employment other than for cause.

(2)
The vesting schedule is as follows:

(i)
70,000 shares on January 7, 2013; 70,000 shares on January 7, 2014; and 70,000 shares on January 7, 2015

(ii)
91,667 shares on January 7, 2013; 50,000 shares on January 7, 2014; and 50,000 shares on January 7, 2015

(iii)
118,333 shares on January 7, 2013; 60,000 shares on January 7, 2014; and 60,000 shares on January 7, 2015

(iv)
25,000 shares on January 7, 2013; 25,000 shares on January 7, 2014; and 25,000 shares on January 7, 2015

(v)
15,000 shares on January 7, 2013; 15,000 shares on January 7, 2014; 4,250 shares on August 15, 2014; and 15,000 shares on January 7, 2015

See the Compensation Discussion and Analysis for the conditions of accelerated vesting upon termination of employment other than for cause.

(3)
Market value was computed using the Company's closing stock price on December 24, 2012 of $16.82 per share. The Company's fiscal year ended on December 25, 2012, a day on which NASDAQ was closed.

Options Exercised and Stock Vested

        The following table presents information with respect to stock options exercised and stock awards vested during the fiscal year ended December 25, 2012 by the Named Executive Officers.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
W. Kent Taylor	—	NA	—	NA
Scott M. Colosi	117,335	976,454	31,250	476,250
Steven L. Ortiz	242,666	2,260,853	43,750	666,750
G. Price Cooper, IV	—	NA	10,000	184,000
Jill Marchant	—	NA	—	NA

(1)
The value realized upon exercise of options represents the difference between the market value of the underlying securities at exercise and the exercise price of the options.

(2)
The value realized upon vesting of restricted stock units represents the market value of the underlying shares on the vesting date.

Termination, Change of Control and Change of Responsibility Payments

        If a Named Executive Officer resigns or is terminated for cause prior to the expiration of the term of his or her Employment Agreement, the officer shall receive payment of his or her annual base salary then in effect through the date of resignation or termination.

        If a Named Executive Officer is terminated prior to the expiration of the term of his or her Employment Agreement as a result of death or disability, such officer's beneficiary or estate shall be entitled to receive an amount equal to such officer's annual base salary then in effect through the date of termination due to death or disability, plus any earned but unpaid bonus, plus the amount of such officer's annual base salary then in effect for 180 days following the termination, plus a fixed bonus amount as follows: for Mr. Taylor, $262,500; for Mr. Colosi, $150,000; for Mr. Ortiz, $240,000; for Mr. Cooper, $75,000; and for Ms. Marchant, $50,000.

        The following table lists the estimated amounts payable to a Named Executive Officer pursuant to the Employment Agreements if his or her employment had been terminated without cause unrelated to a change of control on December 25, 2012, the last day of our fiscal year, provided that each officer signed a full release of all claims against us.

Termination Payments Table

Name (a)	Estimated Payments ($)(1) (b)	Estimated Value of Newly Vested Stock Awards ($)(2) (c)	Total ($) (d)
W. Kent Taylor	100	3,532,200	3,532,300
Scott M. Colosi	347,260	3,223,839	3,571,099
Steven L. Ortiz	100	4,008,761	4,008,861
G. Price Cooper, IV	198,288	1,261,500	1,459,788
Jill Marchant	160,959	828,385	989,344

(1)
Messrs. Taylor and Ortiz were each entitled to a crisp $100 bill upon the termination of their employment without cause. If the employment of Mr. Colosi had been terminated under those circumstances, he would have received the proportionate share of his annual base salary then in effect ($400,000) for 180 days, plus $150,000. If the employment of Mr. Cooper had been terminated under those circumstances, he would have received the proportionate share of his annual base salary then in effect ($250,000) for 180 days, plus $75,000. If the employment of Ms. Marchant had been terminated under those circumstances, she would have received the proportionate share of her annual base salary then in effect ($225,000) for 180 days, plus $50,000.

(2)
Each officer's restricted stock units would have become immediately vested upon a termination of his or her employment without cause. The amounts shown in this column represent the value of the restricted stock units at the closing price of our common stock on December 24, 2012, which was $16.82. The number of restricted stock units which would have vested on that date is shown in "Outstanding Equity Awards." None of the Named Executive Officers had unvested stock options as of December 25, 2012.

        The following table lists the estimated amounts payable to a Named Executive Officer if his or her employment had been terminated without cause following a change of control, or if any of the officers had resigned his or her position for good reason following a change of control, on December 25, 2012, the last day of our fiscal year, provided that each officer signed a full release of all claims against us.

Change in Control, Change in Responsibilities Payments Table

Name (a)	Estimated Payments ($)(1) (b)	Estimated Value of Newly Vested Stock Awards ($)(2) (c)	Total ($) (d)
W. Kent Taylor	1,585,096	3,532,200	5,117,296
Scott M. Colosi	1,107,692	3,223,839	4,331,531
Steven L. Ortiz	1,449,231	4,008,761	5,457,992
G. Price Cooper, IV	654,808	1,261,500	1,916,308
Jill Marchant	554,327	828,385	1,382,712

(1)
If the employment of any of the officers had been terminated without cause following a change of control, or if any of the officers had resigned his or her position for good reason following a change of control, the officer would have received the amount of his or her then current base salary and incentive bonus through the end of the term of the officer's employment agreement, but not less than one year. Had an officer's employment been so terminated on December 25, 2012, each officer would have received payment through January 7, 2015.

        The table below details the estimated payment for each officer.

Name (a)	Salary ($) (b)	Bonus ($) (c)	Total Estimated Payments ($) (d)
W. Kent Taylor	1,060,096	525,000	1,585,096
Scott M. Colosi	807,692	300,000	1,107,692
Steven L. Ortiz	969,231	480,000	1,449,231
G. Price Cooper, IV	504,808	150,000	654,808
Jill Marchant	454,327	100,000	554,327
(2)
Each officer's restricted stock units would have become immediately exercisable upon a termination of his or her employment without cause following a change of control, or if any of the officers had resigned his or her position for good reason following a change of control. The amounts shown in this column represent the value of the restricted stock units at the closing price of our common stock on December 24, 2012, which was $16.82. The number of restricted stock units which would have vested on that date are shown in "Outstanding Equity Awards." None of the Named Executive Officers had unvested stock options as of December 25, 2012.

 AUDIT COMMITTEE REPORT

        The audit committee of the Board is composed of three directors, all of whom meet the criteria for independence under the applicable NASDAQ and SEC rules and the Sarbanes-Oxley Act. The committee acts under a written charter adopted by the Board, a copy of which is available on the Company's website at www.texasroadhouse.com.

        The audit committee has prepared the following report on its activities and with respect to the Company's audited financial statements for the fiscal year ended December 25, 2012 (the "Audited Financial Statements").

  •
  The audit committee met 16 times during fiscal year 2012. The committee's meetings included private sessions with the Company's independent auditors and internal auditor, as well as executive sessions consisting of only committee members. The committee also met periodically in private sessions with management, including the Company's Chief Financial Officer and the Company's General Counsel;

  •
  The audit committee reviewed the certification process for the Company's Code of Business Conduct and Ethics, and the corresponding results.

  •
  The audit committee reviewed the scope, plans and results of the testing performed by the Company's internal auditors and independent auditors in their assessments of internal control over financial reporting;

  •
  The audit committee reviewed the matters submitted to it via the Company's whistleblower hotline regarding concerns about allegedly questionable financial, accounting or auditing matters;

  •
  The audit committee reviewed with management, including the internal auditor and the General Counsel, and the independent auditors, the Company's practices with respect to risk assessment and risk management. The overall adequacy and effectiveness of the Company's legal, regulatory and ethical compliance programs were also reviewed;

  •
  The audit committee reviewed with the General Counsel the Company's disclosures with respect to current lawsuits;

  •
  The audit committee reviewed and discussed the Company's Audited Financial Statements for the fiscal year 2012 with management;

  •
  On a quarterly basis, the audit committee discussed with KPMG LLP, the Company's independent auditors for the fiscal year 2012, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;

  •
  The audit committee received from the independent auditors the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the audit committee concerning independence, and has discussed with the independent auditor the independent auditor's independence;

  •
  The audit committee reviewed the selection, application and disclosure of critical accounting policies;

  •
  The audit committee reviewed the Company's earnings press releases prior to issuance;

  •
  The audit committee reviewed the Company's Quarterly and Annual Reports on Form 10-Q and Form 10-K prior to filing with the SEC; and

  •
  Based on the review and discussion referred to above, and in reliance thereon, the audit committee recommended to the Board that the Audited Financial Statements be included in the

    Company's Annual Report on Form 10-K for the fiscal year ended December 25, 2012, for filing with the SEC.

        All members of the audit committee concur in this report.

  Gregory N. Moore, Chair
  James F. Parker
  James R. Ramsey

Related Transactions

        The audit committee's charter provides that the audit committee will review and approve any transactions between us and any of our executive officers, directors and 5% stockholders, or any members of their immediate families, in which the amount involved exceeds the threshold limits established by the regulations of the SEC. In reviewing a related-party transaction, the audit committee considers the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances. Unless specifically noted, the transactions described below were entered into before our initial public offering and the subsequent formation of the audit committee.

Grants of Franchise or License Rights

        We have licensed or franchised restaurants to companies owned in part by the executive officers listed below. The licensing or franchise fees paid by these companies to us range from 0.0% to 3.5% of restaurant sales, which is less than the amount we typically charge to franchisees. We believe that allowing certain executive officers with ownership interests in our restaurants that pre-dated our initial public offering to continue to maintain those ownership interests adds an ongoing benefit to the Company by making the executive officers more invested in the overall success of the brand.

Restaurant	Name and Ownership	Initial Franchise Fee	Royalty Rate	Royalties Paid to Us in Fiscal 2012	Management or Supervision Fees Paid to Us in Fiscal 2012
				($ in thousands)	($ in thousands)
Billings, MT	W. Kent Taylor (55.0%)	—	3.5%	152,386	21,769
	Scott M. Colosi (2.0%)
Bossier City, LA	Steven L. Ortiz (66.0%)	—	3.5%	141,072	20,153
Brownsville, TX	Steven L. Ortiz (30.61%)	—	3.5%	175,008	25,001
Everett, MA	W. Kent Taylor (59.0%)	—	3.5%	197,310	28,187
Fargo, ND	Scott M. Colosi (5.05%)	—	3.5%	148,690	21,241
Lexington, KY	W. Kent Taylor (10.0%)	—	2.0%	89,656	—
Longmont, CO	Steven L. Ortiz (47.5%)	—	3.5%	99,656	14,237
McKinney, TX	Steven L. Ortiz (30.0%)	—	3.5%	139,822	19,975
	Scott M. Colosi (2.0%)
Melbourne, FL	W. Kent Taylor (34.0%)	—	—	—	97,099
Muncie, IN(1)	W. Kent Taylor (11.48%)	—	—	—	50,000
New Berlin, WI	Steven L. Ortiz (30.0%)	—	3.5%	97,312	13,902
	Scott M. Colosi (2.0%)
Omaha, NE	Scott M. Colosi (10.99%)	—	3.5%	136,136	19,448
Port Arthur, TX	W. Kent Taylor (30.0%)	—	3.5%	153,933	21,990
	Steven L. Ortiz (30.5%)
	Scott M. Colosi (3.0%)
Temple, TX	Steven L. Ortiz (78.0%)	—	3.5%	123,739	17,677
Wichita, KS	W. Kent Taylor (48.1%)	—	3.5%	222,403	31,772
	Scott M. Colosi (4.0%)

(1)
Licensed restaurant which opened in November 1996.

        On March 19, 2004, we entered into a preliminary franchise agreement with a company which is 95% owned by W. Kent Taylor to develop a restaurant at a location which is to be determined. The terms of the preliminary franchise agreement provide for no initial franchise fees and royalties of 3.5% of restaurant sales. During 2012, we received no payment from this franchise restaurant, as none was due. The executive officers will not be granted any additional franchise rights.

        The franchise agreements and preliminary franchise agreements that we have entered into with our executive officers contain the same terms and conditions as those agreements that we enter into with our other domestic franchisees, with the exception of the initial franchise fees and the royalty rates, which are currently $40,000 and 4.0%, respectively, for our other domestic franchisees. With the exception of the Muncie, IN licensed restaurant, we have the contractual right, but not the obligation, to acquire the restaurants owned by our executive officers based on a pre-determined valuation formula which is the same as the formula contained in the domestic franchise agreements that we have entered into with other franchisees with whom we have such rights. A preliminary agreement for a franchise may be terminated if the franchisee does not identify and obtain our approval of its restaurant management personnel, locate and obtain our approval of a suitable site for the restaurant or does not demonstrate to us that it has secured necessary capital and financing to develop the restaurant. Once a franchise agreement has been entered into, it may be terminated if the franchisee defaults in the performance of any of its obligations under the agreement, including its obligations to operate the restaurant in strict accordance with our standards and specifications. A franchise agreement may also be terminated if a franchisee becomes insolvent, fails to make its required payments, creates a threat to the public health or safety, ceases to operate the restaurant or misuses the Texas Roadhouse trademarks.

Other Related Transactions

        The Longview, Texas restaurant, leases the land and restaurant building from an entity controlled by Steven L. Ortiz, our Chief Operating Officer. The lease is for 15 years and will terminate in November 2014. We can renew the lease for two additional periods of five years each. Rent is approximately $19,000 per month. The lease can be terminated if the tenant fails to pay the rent on a timely basis, fails to maintain the insurance specified in the lease, fails to maintain the building or property or becomes insolvent. Total rent payments for 2012 were approximately $224,000.

        The Bossier City, Louisiana restaurant, of which Steven L. Ortiz beneficially owns 66.0% and we own 5.0%, is leased from an entity owned by Mr. Ortiz. The lease is for 15 years and will terminate on March 31, 2020. We can renew the lease for three additional periods of five years each. Rent is approximately $16,600 per month and escalates 10% each five years during the term. The lease can be terminated if the tenant fails to pay rent on a timely basis, fails to maintain insurance, abandons the property or becomes insolvent. The tenant's obligation to pay rent commenced in April 2005 and total rent payments for 2012 were approximately $199,000. The audit committee ratified this transaction in February 2005 after considering market rentals of comparable land and building leases and considering our limited ownership interest. Additionally, the audit committee requested that we attempt to purchase the land and building from Mr. Ortiz' entity in the event the restaurant is ever acquired by us.

        We entered into real estate lease agreements for franchise restaurants located in Everett, MA, of which W. Kent Taylor beneficially owns 59.0%, Longmont, CO, of which Steven L. Ortiz owns 47.5%, and Fargo, ND, of which Scott M. Colosi owns 5.05%, before our granting franchise rights for those restaurants. We have subsequently assigned the leases to the franchisees, but we remain contingently liable if a franchisee defaults under the terms of a lease. The Longmont lease expires in May 2014, the Everett lease expires in February 2018 and the Fargo lease expires in July 2016.

 PRESENTATION OF PROPOSALS

PROPOSAL 1—ELECTION OF DIRECTORS

        The Company's by-laws provide for not less than one and not more than 15 directors. Our Board currently consists of six directors divided into three classes, with members of each class serving a three-year term. At the Annual Meeting, we are electing two Class III directors. Although it is not anticipated that either of the nominees listed below will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for substitute nominees.

Nominees for Election as Directors

        Set forth below are the Board members who will stand for re-election at the Annual Meeting, together with their ages, all Company positions and offices each person currently holds and the year in which each person joined the Board.

Name	Age	Position or Office	Director Since
Gregory N. Moore	63	Director	2005
James F. Parker	66	Director	2004

Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR CLASS III DIRECTORS OF THE COMPANY.

PROPOSAL 2—RATIFICATION OF INDEPENDENT AUDITORS

        Pursuant to its charter, the audit committee has appointed the firm of KPMG LLP to serve as the independent auditors to audit the consolidated financial statements and the internal control over financial reporting of the Company for the fiscal year which ends on December 31, 2013. Accordingly, a resolution will be presented at the Annual Meeting to ratify the appointment of KPMG LLP. If the stockholders fail to ratify the appointment of KPMG LLP, the audit committee will take this result into account when appointing an independent auditor for fiscal year 2014. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm as the Company's independent auditors at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Paid to the Independent Auditors

        We paid the following fees to KPMG LLP for fiscal years 2012 and 2011:

	2012	2011
Audit Fees	537,000	$527,000
Audit-related Fees	—	—
Tax Fees	12,706	—
	549,706	$527,000

  Audit Fees

        KPMG LLP charged $537,000 in fiscal year 2012 and $527,000 in fiscal year 2011 for audit fees. These include professional services in connection with the audit of the Company's annual financial statements and its internal control over financial reporting. They also include reviews of the Company's financial statements included in the Company's Quarterly and Annual Reports on Form 10-Q and Form 10-K and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years shown.

  Audit-related Fees

        KPMG LLP did not charge the Company for any audit-related services in fiscal years 2012 or 2011.

  Tax Fees

        KPMG LLP charged $12,706 for tax consulting services in fiscal year 2012. KPMG LLP did not charge the Company for tax consulting services in fiscal year 2011.

Pre-approval Policies and Procedures

        The audit committee pre-approved all audit, audit-related and permissible non-audit services provided to the Company by KPMG LLP before management engaged the auditors for those purposes. The policy of the committee is to review all engagement letters for accounting firms for non-audit services.

Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2013.

 PROPOSAL 3—ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

        The Board of Directors requests stockholder approval of the compensation of the Company's Named Executive Officers as described in the Compensation Discussion and Analysis, the Executive Compensation section and the other related executive compensation tables and related discussions in this proxy statement. As an advisory vote, the outcome of the voting on this proposal is not binding upon the Company; however, the compensation committee, which is responsible for establishing and administering the Company's executive compensation program, values the opinions expressed by stockholders on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

        The objective of the compensation committee in setting and evaluating the compensation of our Named Executive Officers is to promote the sustained profitability of the Company. Toward that end, we seek to attract and retain talented people and to align the interests of our executive officers with those of our stockholders by tying a significant amount of each officer's compensation to the overall performance of the Company. We also seek to provide those officers with a compensation package that is competitive with comparable positions in similar industries. As a result, compensation for the Named Executive Officers is divided into three key components: (1) base salary, which provides a secure base of compensation and serves to motivate and retain our Named Executive Officers; (2) an incentive bonus, which rewards our Named Executive Officers for the success of the Company as measured by growth in the Company's earnings per diluted share and its overall pre-tax profitability, and for each officer's individual contribution to that success; and (3) grants of restricted stock units, which offer the Named Executive Officers a financial interest in the long-term success of the Company and align their interests with those of our stockholders.

        This structure, along with the culture and values of our Company, allows the Company to attract and retain top talent, while also encouraging our officers to keep their focus on key strategic financial and operational goals. The Board was pleased to receive stockholder approval of the compensation packages of our Named Executive Officers in the advisory vote at the prior Annual Meeting and again requests approval of the compensation packages of our Named Executive Officers.

Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE EXECUTIVE COMPENSATION DETAILED IN THIS PROXY STATEMENT.

PROPOSAL 4—APPROVAL OF THE TEXAS ROADHOUSE, INC. 2013 LONG-TERM
INCENTIVE PLAN

Summary of the Plan

        The Company currently maintains the Texas Roadhouse, Inc. 2004 Equity Incentive Plan (the "Current Plan"). On November 15, 2012, the Board approved the Texas Roadhouse, Inc. 2013 Long-Term Incentive Plan (the "Plan"), subject to stockholder approval at the annual meeting. The purpose of the Plan is to allow us to retain the services of the group of Eligible Persons (described below), to secure and retain the services of new Eligible Persons and to provide incentives for Eligible Persons to exert maximum efforts for the success of the Company and its affiliates and the Company's stockholders. The Plan was adopted to increase the number of shares available for awards to Eligible Persons and to enable us to continue to provide incentives to Eligible Persons, to broaden the types of equity and equity-based awards that we may make, to include current market-based provisions in the Plan and to enable us to make equity and cash based awards that constitute performance-based compensation for purposes of section 162(m) of the Internal Revenue Code (the "Code").

        If the Plan is approved by the Company's stockholders, no future awards will be made under the Current Plan.

        A copy of the Plan is attached to this proxy statement as Appendix A. The principal features of the Plan are described below, but such description is qualified in its entirety by reference to the complete text of the Plan. The Plan will not become effective unless stockholder approval is obtained at the annual meeting.

Administration

        The Plan is administered by a "Committee" which generally will be the compensation committee of the Board; provided, however, that the Committee with respect to awards to non-employee directors will be the Board. In addition, the Committee will generally be comprised of not fewer than two directors (or a greater number if required for compliance with applicable securities laws) who are independent for purposes of stock exchange listing requirements and, in the case of awards that are intended to be performance-based compensation for purposes of Section 162(m) of the Code, who are outside directors within the meaning of Section 162(m) of the Code. The Committee selects the Eligible Persons who are to be granted awards under the Plan, the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. The Committee also has the authority to conclusively interpret the Plan. Subject to stock exchange rules, the Committee may delegate all or any portion of its responsibilities or powers under the Plan to persons selected by it.

Eligibility

        Non-employee directors of the Company, employees of the Company or any of its affiliates and other persons who are engaged to provide consulting services to the Company or any of its affiliates or who serve as compensated members of the board of directors of any of the Company's affiliates are "Eligible Persons". An Eligible Person becomes a "Participant" in the Plan when an award is made to the Eligible Person under the Plan. No awards will be made under the Plan unless the Plan is approved by the Company's stockholders. Only employees of the Company and its eligible corporate subsidiaries may be awarded Incentive Stock Options under the Plan. In any case, the Committee will select the actual Participants. As of December 25, 2012, there were five non-employee directors, and approximately 1,400 employees (including executive officers), expected to be eligible to participate in the Plan. As of December 25, 2012, no other persons are expected to be eligible to participate in the Plan. To date, no awards have been made under the Plan. Because future awards are made at the discretion of the Committee, the recipients and grants of future awards are not determinable at this time.

Shares Available for Issuance Under the Plan; Limitations on Grants

        As of December 25, 2012, there were 3,866,685 shares of the Company's Common Stock ("Common Stock") available for future awards under the Current Plan, which together represent 5.6% of the outstanding Common Stock on a fully-diluted basis as of that date. If the Plan is approved by stockholders, there will be 7,000,000 shares of Common Stock available for future awards through November 15, 2022, which together with shares that may be issued pursuant to outstanding awards under the Current Plan, would represent 15.8% of our outstanding Common Stock as of December 25, 2012. It is important to note, however, that if the Plan is approved, no future awards may be made under the Current Plan thereafter. On December 24, 2012, the last trading day prior to December 25, 2012, the closing price of the Common Stock on the NASDAQ market was $16.82.

        If any award under the Plan expires or otherwise terminates, in whole or in part, without the full amount of shares of Common Stock issuable under such award having been issued, the shares of Common Stock not issued under such award shall revert to and again become available for issuance under the Plan. For this purpose, shares withheld to pay the exercise price of an Option or to pay tax withholding shall be treated as issued and shall not revert and again be available for issuance under the Plan. In addition, if the Company issues shares in assumption of, or in substitution or exchange for, an award that was previously awarded (or an obligation to make a future award) by a company that is acquired by the Company or any of its affiliates (or with which the Company or any affiliate combines), then shares issued in such assumption, substitution or exchange will not count against the Plan limit or the individual limits (described below).

        The maximum number of shares of Common Stock that may delivered pursuant to the exercise of Incentive Stock Options under the Plan cannot exceed the Plan limit of 7,000,000. The Plan also provides that the maximum number of shares that may be delivered to any one Participant during any one calendar-year period pursuant to Options, SARs or Full Value Awards that are intended to constitute performance-based compensation for purposes of Section 162(m) of the Code is 1,000,000 for each type of award. With respect to Cash Incentive Awards that are intended to be performance-based for purposes of Section 162(m) of the Code, the maximum amount payable to any one Participant with respect to any twelve month performance period (pro rated for performance periods lesser or greater than twelve months) is $5,000,000.

        In each case, the number of shares (as well as the exercise price of Options and SARs and the limits on individual awards) is subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure of the Company or the outstanding shares of Common Stock.

        Shares of Common Stock reserved for issuance under the Plan may be currently authorized but unissued shares currently held or shares reacquired by the Company or shares purchased in the open market or private transactions.

Options and SARs

        Under the Plan, the Committee may award Incentive Stock Options conforming to the provisions of Section 422 of the Code, Non-Qualified Stock Options which do not conform to the requirements of Section 422 of the Code and SARs. Incentive Stock Options may only be awarded to employees of the Company and its eligible corporate subsidiaries.

        The Committee will determine the exercise price of any Option and SAR in its discretion; provided, however, that the exercise price of any Option or SAR may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. Except for adjustments in connection with a corporate transaction or restructuring or reductions approved by the Company's stockholders, the exercise price of an Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award. In addition, unless approved by the Company's stockholders, in no event will any Option or SAR be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the exercise price of the Option or SAR is less than the then current fair market value of a share of Common Stock.

        The Committee will determine the terms and conditions of exercise and vesting of each Option and SAR in its discretion; provided, however, that the maximum term of an Option or SAR may not exceed ten years from the date of grant. In addition, all Options and SARs under the Plan, whether or not then exercisable, generally cease vesting when a Participant ceases to be a director, officer or employee of, or otherwise ceases to perform services for, the Company or its affiliates and will remain exercisable for 3 months after the Participant's termination of employment or service. The Plan provides, however, that, unless otherwise provided by the Committee, the following special expiration rules will apply (but in no event will the Option or SAR be exercisable after the expiration of the term as summarized above):

  •
  If the Participant's employment or service with the Company and its affiliates terminates due to disability, Options and SARs will remain exercisable for 12 months post-termination.

  •
  If the Participant's employment or service with the Company and its affiliates terminates due to death or if the Participant dies after termination of employment or service but prior to the expiration date of the Option or SAR that would otherwise apply, the Option or SAR will remain exercisable for 12 months post-termination.

        The Committee will determine the procedures pursuant to which Options and SARs may be exercised. Upon exercise of the SAR, the Participant will receive cash or a number of shares of Common Stock having a fair market value equal to the difference between the fair market value of a share of Common Stock on the date of exercise and the exercise price of the SAR multiplied by the number of shares as to which the SAR is exercised. Unless otherwise provided by the Committee, the exercise price of any Option may be paid in any of the following ways (or combination thereof):

  •
  in cash or cash equivalents;

  •
  by delivery of shares of Common Stock with a fair market value equal to the exercise price that have been held by the Participant for at least six months (or such shorter or longer period as may be required to avoid variable accounting); and/or

  •
  any other form of consideration that may be acceptable to the Committee.

Full Value Awards

        Under the Plan, the Committee may award "Full Value Awards" which is the grant of a right to receive one or more shares of Common Stock in the future (including restricted stock, restricted stock units, deferred stock units, performance stock and performance stock units). Full Value Awards may be subject to certain terms and conditions, including that they may be in consideration of previously performed services or surrender of other compensation, contingent on achievement of performance or other objectives during a specified time (including completion of a period of service), or subject to a substantial risk of forfeiture or other restrictions. The committee may determine other terms and conditions applicable to Full Value Awards.

        Except for (a) awards granted in lieu of other compensation, (b) awards that are a form of payment of earned performance awards or other incentive compensation, or (c) awards granted to employees who have completed a minimum period of service with the Company and its affiliates of at least three years, if (I) an employee's right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or its affiliates, without achievement of performance targets or other performance objectives (whether or not related to performance criteria) being required as a condition of vesting, then the required period of service for full vesting shall be not less than three years and (II) if an employee's right to become vested in a Full Value Award is conditioned upon the achievement of performance targets or other performance objectives (whether or not related to performance criteria) being required as a condition of vesting, then the required vesting period shall be at least one year, subject, to the extent provided by the Committee, to pro rated vesting over the course of such three or one year period, as applicable, and to acceleration of vesting in the event of the Participant's death, Disability, involuntary termination, retirement or in connection with a Change in Control (as defined in the Plan).

Cash Incentive Awards

        Under the Plan, the Committee may award "Cash Incentive Awards" which is the grant of a right to receive a payment of cash (or in the discretion of the Committee, shares of Common Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to deferred payment. To the extent applicable, a Cash Incentive Award granted under the Plan shall also be subject to the terms and conditions of an employment agreement between the Participant and the Company (or one of its affiliates) in effect as of the date of the grant.

Performance-Based Compensation

        The Company anticipates that any compensation paid by it in connection with exercises of Options or the exercise or settlement of SARs under the Plan will qualify as performance-based compensation for purposes of Section 162(m) of the Code and will not have to be taken into account for purposes of the $1,000,000 limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

        Full Value Awards and Cash Incentive Awards granted under the Plan may be designated and structured as performance-based compensation that is intended to be deductible under Section 162(m) of the Code. To the extent required by Section 162(m) of the Code, any Full Value Award or Cash Incentive Award so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee, which performance targets will be based on one or more of the following performance criteria:

  •
  earnings, including operating income, net operating income, same store net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items, or book value per share (which may exclude nonrecurring items) or net earnings;

  •
  pre-tax income or after-tax income or pre-tax profits or after-tax profits;

  •
  earnings per share (basic or diluted);

  •
  operating profit;

  •
  revenue, revenue growth or rate of revenue growth;

  •
  return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), or return on equity;

  •
  returns on sales or revenue;

  •
  operating expenses;

  •
  incremental return on capital;

  •
  cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends);

  •
  implementation or completion of critical projects or processes;

  •
  economic value created;

  •
  cumulative earnings per share growth;

  •
  operating margin or profit margin;

  •
  stock price performance or total stockholder return;

  •
  cost targets, reductions and savings, productivity and efficiencies;

  •
  strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and other legal matters, information technology, and goals relating to contributions, dispositions, acquisitions, development and development related activity, capital markets activity and credit ratings, joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, and other transactions, and budget comparisons;

  •
  personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation and reorganization of joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, research or development collaborations, and the completion of other corporate transactions;

  •
  funds from operations (FFO) or funds available for distribution (FAD);

  •
  economic value added (or an equivalent metric);

  •
  franchise fees or franchise fees growth;

  •
  improvement in or attainment of expense levels or working capital levels;

  •
  operating portfolio metrics including leasing and tenant retention,

  •
  income before taxes less net income attributable to non-controlling interests;

  •
  development of alternative growth strategies besides the Company, or

  •
  any combination of, or a specified increase in, any of the foregoing.

        Where applicable, the performance targets may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.

        The performance targets may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each performance target shall be subject to certification by the Committee; provided that the Committee shall have the authority to adjust such targets in recognition of extraordinary items or other unusual or non-recurring events, including acquisitions and dispositions of businesses and assets affecting the Company and any affiliate or other business unit or the financial statements of the Company or any affiliate, impact of charges for restructurings, discontinued operations, litigation and impairments, the cumulative effects of tax or accounting principles as identified in financial statements, notes to financial statements, management's discussion and analysis or other SEC filings and items that may not be infrequent or unusual but which may have inconsistent effects on performance and which are in accordance with Regulation G issued under the Sarbanes-Oxley Act of 2002.

        The Plan does not preclude the granting of Full Value Awards or Cash Incentive Awards under the Plan or outside the Plan (to the extent permitted by law) that are not intended to be performance-based compensation for purposes of Section 162(m) of the Code. The Committee reserves the right to determine whether any award under the Plan will be intended to constitute performance-based compensation for purposes of Section 162(m) of the Code.

Change in Control; Cut-Back of Parachute Payments

        An award held by any Participant whose employment or service has not terminated prior to the effective time of a Change in Control may be subject to acceleration of vesting and exercisability upon or after such event as may be provided in the award agreement for such award or as may be provided in any other written agreement between the Company or any affiliate and the Participant or otherwise pursuant to such award.

        The Plan also provides that if any payment or benefit a Participant would receive under the Plan pursuant to a Change in Control from the Company or otherwise would be subject to the excise tax imposed by Section 4999 of the Code, the payments or benefits will be reduced in accordance with the terms of the Plan to an amount that is the greater of (a) the amount of the payments and benefits that Participant could retain without being subject to the excise tax or (b) the largest amount of the payments and benefits that could be retained by the Participant on an after-tax basis, after taking into account all applicable federal, state and local employment taxes, income taxes, and the excise tax payable with respect to such payments.

Withholding Taxes and Transferability of awards; Notices to Participants

        All awards and other payments under the Plan are subject to withholding of all applicable taxes. To the extent provided by the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (c) delivering to the Company owned and unencumbered shares of Common Stock. For purposes of tax withholding, the fair market value of the shares will be determined at the time the withholding is required.

        Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. To the extent that a Participant has the right to exercise an award, the award may be exercised during the lifetime of the Participant only by the Participant. The Committee may provide, however, that awards may be transferred to or for the benefit of the Participant's family (including, without limitation, to a trust or partnership for the benefit of a Participant's family), subject to such procedures as the Committee may establish; provided, however, that in no event shall an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under section 422 of the Code.

        The terms and conditions of each award made under the Plan, including vesting requirements, may be set forth in a written (including electronic) notice to or award agreement with the Participant.

Amendment and Termination of the Plan and Awards

        The Board may, at any time, amend or terminate the Plan, and the Committee may amend any award; provided, however that no amendment or termination (other than adjustments in connection with a corporate transaction or restructuring) may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the Participant's affected beneficiary), adversely affect the rights of any Participant or beneficiary under any award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable) and no amendment may be made to the anti-repricing provisions of the Plan relating to Options and SARs unless the amendment is approved by the Company's stockholders. Stockholder approval of any Plan amendment is also required if stockholder approval is required by law or the rules of any stock exchange on which the Common Stock is listed.

        It is the intention of the Company that, to the extent that any provisions of this Plan or any awards granted hereunder are subject to section 409A of the Code, the Plan and the awards comply with the requirements of section 409A of the Code and that the Board shall have the authority to amend the Plan as it deems necessary to conform to section 409A. Notwithstanding the foregoing, the Company does not guarantee that awards under the Plan will comply with section 409A and the Committee is under no obligation to make any changes to any award to cause such compliance.

Federal Income Tax Consequences

        The following is a brief summary of the U.S. federal income tax rules relevant to Participants in the Plan, based upon the Code as currently in effect.

  Non-Qualified Stock Options

        Generally, the grant of a Non-Qualified Stock Option will not result in taxable income to the Participant. Except as described below, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock acquired over the exercise price for those shares of Common Stock, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares of Common Stock will be treated as capital gains and losses, with the basis in such shares of Common Stock equal to the fair market value of the shares of Common Stock at the time of exercise. Certain additional rules may apply if the exercise price is paid in shares of Common Stock previously owned by the Participant.

   Incentive Stock Options

        Generally, the grant of an Incentive Stock Option will not result in taxable income to the Participant. The exercise of an Incentive Stock Option will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of the Company and its eligible corporate subsidiaries during the period beginning on the date of the grant of the Option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is disabled, as that term is defined in the Code).

        The excess of the fair market value of the shares of Common Stock at the time of the exercise of an Incentive Stock Option over the exercise price is an adjustment that is included in the calculation of the Participant's alternative minimum taxable income for the tax year in which the Incentive Stock Option is exercised. For purposes of determining the Participant's alternative minimum tax liability for the year of disposition of the shares of Common Stock acquired pursuant to the Incentive Stock Option exercise, the Participant will have a basis in those shares of Common Stock equal to the fair market value of the shares of Common Stock at the time of exercise.

        If the Participant does not sell or otherwise dispose of the shares of Common Stock within two years from the date of the grant of the Incentive Stock Option or within one year after receiving the transfer of such shares of Common Stock, then, upon disposition of such shares of Common Stock, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes. The Participant will recognize a capital loss to the extent that the amount realized is less than the exercise price. Certain additional rules may apply if the exercise price is paid in shares of Common Stock previously owned by the Participant.

        If the foregoing holding period requirements are not met, the Participant will generally realize ordinary income, and a corresponding deduction will be allowed to the Company, at the time of the disposition of the shares of Common Stock, in an amount equal to the lesser of (a) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized upon disposition of the shares of Common Stock over the exercise price. If the amount realized exceeds the value of the shares of Common Stock on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares of Common Stock.

  SARS

        Generally, a Participant will not realize any taxable income upon the grant of a SAR. Upon the exercise of the SAR, the Participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares of Common Stock received by the Participant as a result of such exercise. The Company will generally be entitled to a deduction in the same amount as the ordinary income realized by the Participant.

  Full Value Awards

        The federal income tax consequences of a Full Value Award will depend on the type of award. The tax treatment of the grant of shares of Common Stock depends on whether the shares are subject to a substantial risk of forfeiture (determined under Code rules) at the time of the grant. If the shares are subject to a substantial risk of forfeiture, the Participant will not recognize taxable income at the time of the grant and when the restrictions on the shares lapse (that is, when the shares are no longer subject to a substantial risk of forfeiture), the Participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time. If the shares are not subject to a substantial risk of forfeiture or if the Participant elects to be taxed at the time of the grant of such shares under Section 83(b) of the Code, the Participant will recognize taxable income at the time of the grant of shares in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the Participant will be entitled to no deduction on account thereof. The Participant's tax basis in the shares is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the Participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

        In the case of other Full Value Awards, such as restricted stock units or performance stock units, the Participant generally will not have taxable income upon the grant of the award provided that there are restrictions on such awards that constitute a substantial risk of forfeiture under applicable Code rules. Participants will generally recognize ordinary income when the restrictions on awards lapse, on the date of grant if there are no such restrictions or, in certain cases, when the award is settled. At that time, the Participant will recognize taxable income equal to the cash or the then fair market value of the shares issuable in payment of such award, and such amount will be the tax basis for any shares received. In the case of an award which does not constitute property at the time of grant (such as an award of units), Participants will generally recognize ordinary income when the award is paid or settled.

        The Company generally will be entitled to a tax deduction in the same amount, and at the same time, as the income is recognized by the Participant.

Recommendation

        THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE TEXAS ROADHOUSE, INC. 2013 LONG-TERM INCENTIVE PLAN.

PROPOSAL 5—NONBINDING STOCKHOLDER PROPOSAL REGARDING DECLASSIFICATION OF THE BOARD OF DIRECTORS

        The Comptroller of the State of New York, Thomas P. DiNapoli, trustee of the New York State Common Retirement Fund and administrative head of the New York State and Local Retirement System, a beneficial owner of 135,045 shares of our Common Stock, intends to submit a resolution to stockholders for approval at the Annual Meeting. We will provide the proponent's address to any stockholder promptly upon request. The text of the proponent's resolution and supporting statement appear below, printed verbatim from its submission. We disclaim all responsibility for the content of the proposal and the supporting statement, including sources referenced therein.

Stockholder Proposal

          "RESOLVED, that shareholders of Texas Roadhouse, Inc. urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors, and to require that all directors elected at or after the annual meeting held in 2014 stand for elections on an annual basis. Implementation of this proposal should not affect the unexpired terms of any directors elected to the Board of Directors at or prior to the annual meeting of the company held in 2013.

SUPPORTING STATEMENT

          We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

          In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest. A staggered board has been found to be one of six entrenching mechanisms that are associated with lower firm valuation. See "What Matters in Corporate Governance?" Lucian Bebchuk, Alma Cohen & Allen Ferrell, Review of Financial Studies, Vol. 22, Issue 2, 783 (2009).

          The New York State Common Retirement Fund urges you to join us in voting to declassify the election of directors, as a powerful tool for management incentive and accountability. We urge your support FOR this proposal."

Board of Directors Opposition Statement

        All of the members of our Board recommend that you vote AGAINST this stockholder proposal.    After careful consideration of the proposal and the arguments for and against a classified board, our Board believes that a classified board structure continues to serve the best interests of both our Company and our stockholders.

  Business Continuity

        The importance of culture to the success of our Company cannot be overstated. A key component of our competitive advantage is that our Company, and how we run it, is unique and long-term focused. The fact that our Board maintains a deep appreciation for the relationships, priorities, and goals that have made us successful is fundamental to preserving our culture. This kind of appreciation develops over time. Abrupt changes in the composition of our Board or in our operational focus, based on short-term initiatives or the special interests of a small group of stockholders, would threaten the success of our Company as a whole. We believe that much of our success is attributable to the fact that our leadership prioritizes long-term performance and strives to balance evolution with staying true to our culture and core values. We further believe that making three-year commitments to our directors is consistent with this business model and sets a "tone at the top" of consistency and stability.

  Sound Corporate Governance

        While proposals for declassified board structures have become more prolific in the past few years, we caution our stockholders to consider that effective corporate governance is not a one-size-fits-all issue. Our Board of Directors, serving under a classified structure since our initial listing on NASDAQ, have demonstrated strong corporate governance practices, high ethics, and consistent responsiveness to our stockholder base. We also remind you that the members of our Board of Directors are legally obligated to fulfill fiduciary duties to both the Company and our stockholders, regardless of the length of their terms. This is a responsibility that they already take very seriously; annual terms would not serve to enhance it. The Board also benefits from a robust nominating and corporate governance committee comprised of all of our independent directors. Under the direction of this committee, the Board conducts regular self-assessments, reviews and responds to all shareholder correspondence, and stays informed on best practices in board governance.

  Consistently Strong Performance

        The proponent's statement refers to a general conclusion from one academic study regarding the relationship between declassified boards and firm valuation as a reason to adopt this serious measure, without stating any specific reasons why declassifying our Board of Directors will benefit our stockholders. To the contrary, our record of strong performance supports the fact that our experienced leadership knows best how to drive stockholder value in our Company. The value of our common stock since our 2:1 split in September 2005 has increased over 115%, and we have exceeded $1 billion in market valuation. In addition, returns to stockholders through declared dividends and completed share repurchases within the past five fiscal years have totaled $200 million, and we have increased our quarterly dividend each year since our first dividend was declared in 2011. Finally, in a retail space that has faced numerous headwinds in recent years, our comparable restaurant sales have outperformed the casual dining industry, and we have been growing market share and achieving consistent double digit earnings per share growth.

  Protecting our Stockholders

        The proponent states that the existence of a classified board would frustrate a takeover attempt. We caution you to consider, however, that the presence of a classified board does not prevent unsolicited acquisition proposals, but it can provide many benefits in responding to such a proposal. If and when an offer is made, a board who is not operating under the threat of imminent removal can more aggressively and effectively act on behalf of all stockholders by taking an appropriate amount of time to evaluate the adequacy and fairness of any takeover proposal, to negotiate on behalf of all stockholders, and to consider all alternatives equally. Contrary to the position articulated by the proponent, we believe that the presence of a classified board actually protects our stockholders because it reduces our vulnerability to potentially unfair and abusive takeover tactics and encourages potential acquirers to negotiate with our Board.

Recommendation

        THE BOARD RECOMMENDS A VOTE "AGAINST" THE NONBINDING STOCKHOLDER PROPOSAL REGARDING DECLASSIFICATION OF THE BOARD OF DIRECTORS.

 STOCKHOLDER PROPOSALS

        Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934 ("Exchange Act"), stockholders may present proposals to be included in the Company proxy statement for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. Any such proposal must comply with Rule 14a-8.

        The Company's by-laws, a copy of which is available on the Company's website, www.texasroadhouse.com, require stockholders who intend to propose business for consideration by stockholders at the 2014 Annual Meeting, other than stockholder proposals that are included in the proxy statement, to deliver written notice to the principal executive offices of the Company on or before December 7, 2013. This notice must include a description of the business desired to be brought before the annual meeting, the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, the class, series and number of shares of the Company which are beneficially owned by the stockholder and such other beneficial owner and any material interest of the stockholder and such other beneficial owner in such business. Similar requirements are set forth in the Company's by-laws with respect to stockholders desiring to nominate candidates for election as director. Exchange Act rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with these deadlines, and in certain other cases notwithstanding the stockholder's compliance with these deadlines. If a stockholder submitting a matter to be raised at the Company's next annual meeting desires that such matter be included in the Company's proxy statement, such matter must be submitted to the Company no later than December 7, 2013.

        The rules of the SEC set forth standards for what stockholder proposals the Company is required to include in a proxy statement for an annual meeting.

STOCKHOLDERS' COMMUNICATIONS WITH THE BOARD

        Stockholders that want to communicate in writing with the Board, or specified directors individually, may send proposed communications to the Company's Corporate Secretary, Celia Catlett, at 6040 Dutchmans Lane, Louisville, Kentucky 40205. The proposed communication will be reviewed by the audit committee and the General Counsel. If the communication is appropriate and serves to advance or improve the Company or its performance, it will be forwarded to the Board or the appropriate director.

FORM 10-K

        The Company's Annual Report on Form 10-K for the fiscal year ended December 25, 2012, accompanies this proxy statement. The Company's Annual Report does not form any part of the material for solicitation of proxies.

        Any stockholder who wishes to obtain, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 2012, which includes financial statements, and is required to be filed with the SEC, may access it at www.texasroadhouse.com in the Investors section or may send a written request to Celia Catlett, Corporate Secretary, Texas Roadhouse, Inc., 6040 Dutchmans Lane, Louisville, Kentucky 40205.

 OTHER BUSINESS

        The Board is not aware of any other matters to be presented at the Annual Meeting other than those set forth herein and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Celia Catlett Corporate Secretary

Louisville, Kentucky
April 5, 2013

        Please vote your shares through any of the methods described on the proxy card as promptly as possible, whether or not you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting, you may still vote in person, since the proxy may be revoked at any time before its exercise by delivering a written revocation of the proxy to the Company's Corporate Secretary.

APPENDIX A

TEXAS ROADHOUSE, INC. 2013 LONG-TERM INCENTIVE PLAN

1.    GENERAL.

        1.1    Purpose.    The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates and the Company's stockholders.

        1.2    Defined Terms.    The meaning of capitalized terms used in the Plan are set forth in Section 2.

        1.3    Available Awards.    The following types of Awards may be granted under the Plan: (i) Options (including both Incentive Stock Options and Non-Qualified Stock Options), (ii) Stock Appreciation Rights, (iii) Full Value Awards, and (iv) Cash Incentive Awards.

        1.4    Eligibility.    For purposes of the Plan, a "Participant" is any person to whom an Award is granted under the Plan. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among Eligible Persons those persons who will be granted one or more Awards under the Plan. Notwithstanding the foregoing, Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options, including Full Value Awards, may be granted to any Eligible Person.

2.    DEFINITIONS.

        2.1   "Affiliate" means a corporation or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. For purposes of the Plan, an ownership interest of at least fifty percent (50%) shall be deemed to be a controlling interest.

        2.2   "Approval Date" means the date on which the Plan is approved by the Company's stockholders.

        2.3   "Award" means any right granted under the Plan.

        2.4   "Award Agreement" means an agreement between the Company and a Participant (which agreement may be in writing, electronic or such other form determined by the Committee) evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall include such terms and conditions, not inconsistent with the Plan, as determined by the Committee.

        2.5   "Board" means the Board of Directors of the Company.

        2.6   "Cash Incentive Award" is defined in subsection 6.1(b)

        2.7   "Change of Control" means the first to occur of any of the following:

          (a)   Any merger or statutory plan of exchange involving the Company ("Merger") in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of Common Stock immediately prior to the Merger have substantially the same proportionate ownership of common stock of the surviving corporation after the Merger;

          (b)   Any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution;

          (c)   During any period of 12 months or less, individuals who at the beginning of such period constituted a majority of the Board cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period;

          (d)   A tender or exchange offer, other than one made by:

              (i)  the Company, or by

             (ii)  W. Kent Taylor or any corporation, limited liability company, partnership, or other entity in which W. Kent Taylor (x) owns a direct or indirect ownership of 50% or more or (y) controls 50% or more of the voting power (collectively, the "Taylor Parties"), is made for the Common Stock (or securities convertible into Common Stock) and such offer results in a portion of those securities being purchased and the offer or after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Exchange Act, directly or indirectly, of securities representing in excess of the greater of (I) at least 20 percent of the voting power of outstanding securities of the Company or (II) the percentage of the voting power of the outstanding securities of the Company collectively held by all of the Taylor Parties; or

          (e)   Any person other than a Taylor Party becomes the beneficial owner of securities representing in excess of the greater of (i) 20 percent of the outstanding securities of the Company as disclosed in a report on Schedule 13D of the Exchange Act or (ii) the percentage of the voting power of the outstanding securities of the Company collectively held by all of the Taylor Parties.

Notwithstanding anything in the foregoing to the contrary, no Change of Control shall be deemed to have occurred with respect to a Participant by virtue of any transaction which results in that Participant, or a group of persons which includes the Participant, acquiring, directly or indirectly, securities representing 20 percent or more of the outstanding securities of the Company.

        2.8   "Code" means the Internal Revenue Code of 1986, as amended.

        2.9   "Committee" means the Compensation Committee of the Board. Notwithstanding the foregoing, so long as the Company is subject to Section 16 of the Exchange Act, the Committee shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements. For purposes of the grant of any Award granted under the Plan which is intended to constitute Performance-Based Compensation (including Options and SARs), the Committee shall consist solely of two or more "outside directors" within the meaning of section 162(m) of the Code and applicable regulations. Notwithstanding any other provision of the Plan to the contrary, with respect to any Awards to Directors, the Committee shall be the Board.

        2.10 "Common Stock" means the Common Stock, $0.001 par value, of the Company.

        2.11 "Company" means Texas Roadhouse, Inc., a Delaware corporation.

        2.12 "Consultant" means any person, including an advisor, (a) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (b) serving as a member of the board of directors of an Affiliate and who is compensated for such services. However, the term "Consultant" shall not include Directors.

        2.13 "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, shall not terminate a Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion (other than the CEO as to his own absence), may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company's leave of absence policy or in the written terms of the Participant's leave of absence. If any Award under the Plan is subject to section 409A of the Code, a Participant's Continuous Service shall terminate on the date the Participant has a separation from service or termination of employment within the meaning of section 409A of the Code.

        2.14 "Director" means a member of the Board who is not an Employee.

        2.15 "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        2.16 "Effective Date" is defined in subsection 7.1.

        2.17 "Eligible Persons" means Employees, Directors and Consultants.

        2.18 "Employee" means any person employed by the Company or an Affiliate. Service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        2.19 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.20 "Exercise Price" is defined in subsection 5.2.

        2.21 "Expiration Date" is defined in subsection 5.5.

        2.22 Fair Market Value" means, as of any date, the value of a share of Common Stock determined in accordance with the following rules:

          (a)   If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per share of Common Stock on the principal exchange on which the Common Stock is then listed or admitted to trading on the last trading day preceding the date on which Fair Market Value is to be determined, or if no such sale is reported on that date, on the last preceding date on which a sale was so reported, all as reported in the Wall Street Journal or such other source as the Committee deems reliable.

          (b)   If the Common Stock is not at the time listed or admitted to trading on a stock exchange, then the Fair Market Value shall be the value determined in good faith by the Committee by reasonable application of a reasonable valuation method, considering all information that the Committee determines to be relevant, consistent with Section 409A of the Code and other applicable law.

        2.23 "Full Value Award" is defined in subsection 6.1(a)

        2.24 "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        2.25 "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        2.26 "Option" means an Award that entitles the Participant to purchase shares of Common Stock at an Exercise Price established by the Committee at the time the Option is granted.

        2.27 "Participant" is defined in subsection 1.4.

        2.28 "Performance-Based Compensation" is defined in subsection 6.3.

        2.29 "Performance Criteria" means one or more of the following criteria (a) earnings including operating income, net operating income, same store net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items, or book value per share (which may exclude nonrecurring items) or net earnings; (b) pre-tax income or after-tax income or pre-tax profits or after-tax profits; (c) earnings per share (basic or diluted); (d) operating profit; (e) revenue, revenue growth or rate of revenue growth; (f) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), or return on equity; (g) returns on sales or revenue; (h) operating expenses; (i) incremental return on capital; (j) cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (k) implementation or completion of critical projects or processes; (l) economic value created; (m) cumulative earnings per share growth; (n) operating margin or profit margin; (o) stock price performance or total stockholder return; (p) cost targets, reductions and savings, productivity and efficiencies; (q) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and other legal matters, information technology, and goals relating to contributions, dispositions, acquisitions, development and development related activity, capital markets activity and credit ratings, joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, and other transactions, and budget comparisons; (r) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation and reorganization of joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, research or development collaborations, and the completion of other corporate transactions; (s) funds from operations (FFO) or funds available for distribution (FAD); (t) economic value added (or an equivalent metric); (u) franchise fees or franchise fees growth; (v) improvement in or attainment of expense levels or working capital levels; (w) operating portfolio metrics including leasing and tenant retention, (x) income before taxes less net income attributable to non-controlling interests; (y) development of alternative growth strategies besides Texas Roadhouse, or (z) any combination of, or a specified increase in, any of the foregoing. Where applicable, the performance targets may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The performance targets may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each performance target shall be subject to certification by the Committee; provided that the Committee shall have the authority to adjust such targets in recognition of extraordinary items or other unusual or non-recurring events, including acquisitions and dispositions of businesses and assets affecting the Company and any Affiliate or other business unit or the financial statements of the Company or any Affiliate, impact of charges for restructurings, discontinued operations, litigation and impairments, the cumulative effects of tax or accounting principles as identified in financial statements, notes to financial statements, management's discussion and analysis or other SEC filings and items that may not be infrequent or unusual but which may have inconsistent effects on performance and which are in accordance with Regulation G issued under the Sarbanes-Oxley Act of 2002.

        2.30 "Plan" means this Texas Roadhouse, Inc. 2013 Long-Term Incentive Plan.

        2.31 "Prior Plan" means the Texas Roadhouse, Inc. 2004 Equity Incentive Plan.

        2.32 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        2.33 "Securities Act" means the Securities Act of 1933, as amended.

        2.34 "Stock Appreciation Right" or "SAR" means an Award that entitles the Participant to receive, in cash or shares of Common Stock (as determined in accordance with the terms of the Plan) value equal to the excess of: (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (b) the Exercise Price established by the Committee at the time of grant.

        2.35 "Substitute Award" means an Award granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. In no event shall the issuance of Substitute Awards change the terms of such previously granted awards such that the change, if applied to a current Award, would be prohibited under subsection 5.6.

3.    ADMINISTRATION.

        3.1    Administration by Committee.    The authority to control and manage the operation and administration of the Plan shall be vested in the Committee. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

        3.2    Powers of Committee.    Subject to the terms and conditions of the Plan, the Committee shall have the power, authority and discretion subject to, and within the limitations of, the express provisions of the Plan:

          (a)   To (i) determine from time to time which of the Eligible Persons shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock or cash pursuant to an Award and any restrictions, performance targets and other terms and conditions of Awards; and the number of shares of Common Stock with respect to which an Award shall be granted to each such person; (ii) modify the terms of, cancel or suspend Awards; and (iii) reissue or repurchase Awards.

          (b)   Without limiting the generality of the Committee's authority with respect to the Plan, the Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the terms and conditions of the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

          (c)   Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

          (d)   To conclusively construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (e)   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

          (f)    Without limiting the generality of the foregoing, it is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Plan and Awards be administered in accordance with such requirements and the Committee shall have the authority to amend any outstanding Awards to conform to the requirements of section 409A.

        3.3    Delegation of Committee Duties.    Except to the extent prohibited by applicable law or the rules of any stock exchange on which the Common Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

        3.4    Effect of Committee's Decision.    All determinations, interpretations and constructions made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

        3.5    Liability and Indemnification of Committee.    No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Affiliate be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Affiliate. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

4.    SHARES SUBJECT TO THE PLAN; LIMITATIONS.

        4.1    Shares Subject to the Plan.    Subject to the provisions of subsection 4.3 (relating to adjustments to shares and limitations) and the other terms and conditions of the Plan, the shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be subject to the following:

          (a)   The shares of Common Stock subject to the Plan may be currently authorized but unissued shares, currently held or shares reacquired by the Company, or shares purchased in the open market or private transactions.

          (b)   The number of shares of Common Stock which may be issued with respect to Awards under the Plan shall be equal to 7,000,000.

          (c)   Substitute Awards shall not reduce the number of shares of Common Stock that may be issued under the Plan or that may be covered by Awards granted to any one Participant during any period pursuant to subsections 4.1(e) or 4.1(f).

          (d)   The maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 7,000,000; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to Incentive Stock Options, such rules shall apply to the limit on Incentive Stock Options under the Plan.

          (e)   The maximum number of shares of Common Stock granted to any one Participant during any one (1) calendar-year period pursuant to Section 5 (relating to Options and SARs) shall be 1,000,000 shares. For purposes of this subsection 4.1(e), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Common Stock cancels the tandem SAR or Option, respectively, with respect to such share, the tandem Option and SAR with respect to each share of Common Stock shall be counted as covering only one share of Common Stock for purposes of applying the limitations of this subsection 4.1(e).

          (f)    For Full Value Awards that are intended to be Performance-Based Compensation, no more than 1,000,000 shares of Common Stock may be delivered pursuant to such Awards granted to any one Participant during any one (1) calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided that Awards described in this subsection 4.1(f) shall be subject to the following:

              (i)  If the Awards are denominated in Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash.

             (ii)  If delivery of Common Stock or cash is deferred until after the Common Stock has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Common Stock is earned shall be disregarded.

          (g)   For Cash Incentive Awards that are intended to be Performance-Based Compensation, the maximum amount payable to any Participant with respect to any twelve (12) month performance period shall equal $5,000,000 (pro rated for performance periods that are greater or lesser than twelve (12) months); provided that Awards described in this subsection 4.1(g), shall be subject to the following:

              (i)  If the Awards are denominated in cash but an equivalent amount of Common Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into Common Stock.

             (ii)  If delivery of Common Stock or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

        4.2    Reversion of Shares to Share Reserve.    If any Award shall for any reason expire or otherwise terminate, in whole or in part, without the full amount of shares of Common Stock issuable under such Award having been issued, the shares of Common Stock not issued under such Award shall revert to and again become available for issuance under the Plan. For this purpose, shares withheld to pay the Exercise Price of an Option or to pay tax withholding shall be treated as issued and shall not revert and again be available for issuance under the Plan.

        4.3    Adjustment to Shares and Limits.    In the event of a stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares, sale of assets or subsidiaries, combination, or other corporate transaction that affects the Common Stock such that the Committee determines, in its sole discretion, that an adjustment is warranted in order to preserve the benefits or prevent the enlargement of benefits of Awards under the Plan, the Committee shall, in the manner it determines equitable in its sole discretion, (a) adjust the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares that may be granted to an individual during any specified time as described in subsection 4.1); (b) adjust the number and kind of shares subject to outstanding Awards; (c) adjust the Exercise Price of outstanding Options and SARs; and (d) make any other adjustments that the Committee determines to be equitable (which may include, without limitation, (i) replacement of Awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the shares of Common Stock subject to the Option or SAR at the time of the transaction over the Exercise Price).

5.    OPTIONS AND STOCK APPRECIATION RIGHTS.

        5.1    Eligibility.    The Committee shall designate the Participants to whom Options or SARs are to be granted under the Plan and shall determine the number of shares of Common Stock subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan. Without limiting the generality of the foregoing, the Committee may not grant dividend equivalent rights (current or deferred) with respect to any Option or SAR granted under the Plan. Options may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee; provided, however, that Incentive Stock Options may only be granted to Employees. An Option will be deemed to be a Non-Qualified Stock Option unless it is specifically designated by the Committee as an Incentive Stock Option. Any Option that is intended to constitute an Incentive Stock Option shall satisfy any other requirements of section 422 of the Code and, to the extent such Option does not satisfy such requirements, the Option shall be treated as a Non-Qualified Stock Option.

        5.2    Exercise Price.    The "Exercise Price" of each Option or SAR shall be established by the Committee at the time of grant; provided, however, that in no event shall such price be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option or SAR is granted (or, if greater, the par value of a share of Common Stock on that date).

        5.3    Vesting and Exercisability.    The terms and conditions relating to exercise and vesting of an Option or SAR shall be established by the Committee to the extent not inconsistent with the Plan and may include, without limitation, conditions relating to Continuous Service, achievement of performance standards prior to exercise or achievement of Common Stock ownership guidelines by the Participant. No Option or SAR may be exercised by a Participant prior to the date on which it is vested (or exercisable) or after the Expiration Date applicable thereto.

        5.4    Payment of Exercise Price of Options.    The Exercise Price of an Option shall be paid, to the extent permitted by applicable statutes and regulations and except as otherwise limited in the Award Agreement, either at the time the Option is exercised (except that, in the case of an exercise through the use of cash equivalents, payment may be made as soon as practicable after exercise) by any of the following forms (a) cash or cash equivalents, (b) tender to the Company, by actual delivery or by attestation, shares of Common Stock valued at Fair Market Value as of the day of exercise, (c) in any other form of legal consideration that may be acceptable to the Committee, or (d) any combination thereof as determined by the Committee; provided, however, that shares of Common Stock may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances. Unless otherwise determined by the Committee, any portion of the Exercise Price that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid the treatment of the Option as a variable award for financial accounting purposes).

        5.5    Expiration Date.    The "Expiration Date" with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of the grant (as the same may be modified in accordance with the terms of the Plan). An Option or SAR shall not be exercisable after the Expiration Date and, as of any date, an Option or SAR shall only be exercisable with respect to the portion thereof that is otherwise exercisable (or vested). Unless otherwise determined by the Committee, the Expiration Date of an Option or SAR shall be determined in accordance with the following:

          (a)   In the event that a Participant's Continuous Service terminates (other than upon the Participant's death or Disability), the Expiration Date shall be the date that is three (3) months following the termination of the Participant's Continuous Service.

          (b)   In the event that a Participant's Continuous Service terminates as a result of the Participant's Disability, the Expiration Date shall be the date that is twelve (12) months following such termination.

          (c)   In the event that (i) a Participant's Continuous Service terminates as a result of the Participant's death or (ii) the Participant dies after termination for a reason other than death but prior to the Expiration Date of the Option or SAR, the Expiration Date shall be the date that is twelve (12) months following the date of termination.

        Notwithstanding any provision of the Plan or any Award Agreement, in no event shall the Expiration Date of an Option or SAR be later than the tenth (10th) anniversary of the date on which it was granted. Any Option or SAR that is not exercised prior to the Expiration Date shall immediately terminate.

        5.6    No Repricing.    Except for either adjustments pursuant to subsection 4.3 (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company's stockholders, the Exercise Price of any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower Exercise Price or a Full Value Award. Except as approved by the Company's stockholders, in no event shall any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Common Stock. In addition, no repricing of an Option or SAR shall be permitted without the approval of the Company's stockholders if such approval is required under the rules of any stock exchange on which Common Stock is listed.

        5.7    Post-Exercise Limitations.    The Committee, in its discretion, may impose such restrictions on shares of Common Stock acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Common Stock ownership by the Participant, conformity with the Company's recoupment or clawback policies and such other factors as the Committee determines to be appropriate.

6.    FULL VALUE AWARDS AND CASH INCENTIVE AWARDS.

        6.1    Definitions.

          (a)   A "Full Value Award" is a grant of one or more shares of Common Stock or a right to receive one or more shares of Common Stock in the future (including restricted stock, restricted stock units, deferred stock units, performance stock and performance stock units). Such grants may be subject to one or more of the following, as determined by the Committee:

              (i)  The grant may be in consideration of a Participant's previously performed services or surrender of other compensation that may be due.

             (ii)  The grant may be contingent on the achievement of performance or other objectives (including completion of service) during a specified period.

            (iii)  The grant may be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives.

          The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights, deferred payment or settlement, and the Company's recoupment or clawback policies. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on performance-based awards that have not been earned based on the performance criteria established.

          (b)   A "Cash Incentive Award" is the grant of a right to receive a payment of cash (or in the discretion of the Committee, shares of Common Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to deferred payment. To the extent applicable, a Cash Incentive Award granted under the Plan shall also be subject to the terms and conditions of an employment agreement between the Participant and the Company (or one of its Affiliates) in effect as of the date of the grant.

        6.2    Special Vesting Rules.    Except for (a) awards granted in lieu of other compensation, (b) award grants that are a form of payment of earned performance awards or other incentive compensation, or (c) awards granted to employees who have completed a minimum period of service with the Company and its Affiliates of at least three years, if (I) an employee's right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Affiliates, without achievement of performance targets or other performance objectives (whether or not related to performance criteria) being required as a condition of vesting, then the required period of service for full vesting shall be not less than three (3) years and (II) if an employee's right to become vested in a Full Value Award is conditioned upon the achievement of performance targets or other performance objectives (whether or not related to performance criteria) being required as a condition of vesting, then the required vesting period shall be at least one (1) year, subject, to the extent provided by the Committee, to pro rated vesting over the course of such three (3) or one (1) year period, as applicable, and to acceleration of vesting in the event of the Participant's death, Disability, involuntary termination, retirement or in connection with a Change in Control.

        6.3    Performance-Based Compensation.    The Committee may designate a Full Value Award or Cash Incentive Award granted to any Participant as "Performance-Based Compensation" within the meaning of section 162(m) of the Code and regulations thereunder. To the extent required by section 162(m) of the Code, any Full Value Award or Cash Incentive Award so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee and the following additional requirements shall apply:

          (a)   The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under section 162(m) of the Code), and shall be established in writing by the Committee not later than ninety (90) days after the beginning of the performance period (but in no event after twenty five percent (25%) of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the Performance Criteria.

          (b)   A Participant otherwise entitled to receive a Full Value Award or Cash Incentive Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection 6.3(b), such exercise of discretion may not result in an increase in the amount of the payment.

          (c)   If a Participant's employment terminates because of death or Disability, or if a Change in Control occurs prior to the Participant's Termination Date, the Participant's Cash Incentive Award may, to the extent provided by the Committee, become vested without regard to whether the Cash Incentive Award would be Performance-Based Compensation.

          (d)   A Full Value Award designated as Performance-Based Compensation shall not vest prior to the first anniversary of the date on which it is granted (subject to acceleration of vesting, to the extent provided by the Committee, in the event of the Participant's death, Disability or Change in Control).

        Nothing in this Section 6 shall preclude the Committee from granting Full Value Awards or Cash Incentive Awards under the Plan or the Committee, the Company or any Affiliate from granting any Cash Incentive Awards outside of the Plan that are not intended to be Performance-Based Compensation; provided, however, that, at the time of grant of Full Value Awards or Cash Incentive Awards by the Committee, the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation. To the extent that the provisions of this Section 6 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of the Award, if any, that is not intended to constitute Performance-Based Compensation.

7.    MISCELLANEOUS.

        7.1    Effective Date, Approval Date and Effect on Prior Plan.    The Plan will be effective as of the date it is adopted by the Board (the "Effective Date"); provided, however, that Cash Incentives granted prior to the Approval Date that are intended to constitute Performance-Based Compensation shall not be paid unless the Plan is approved by the Company's stockholders; and provided further that, any Awards other the Cash Incentive Awards that are intended to constitute Performance-Based Compensation shall not be granted prior to the Approval Date. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards granted under it are outstanding and not fully vested or paid, as applicable; provided, however, that no new Awards shall be made under the Plan on or after the tenth (10th) anniversary of the Effective Date. Upon the Approval Date, no further awards will be made under the Prior Plan. Any awards made under the Prior Plan prior to the Approval Date shall continue to be subject to the terms and conditions of the applicable Prior Plan. If the Approval Date does not occur, awards may continue to be made under the Prior Plan subject to the terms and conditions thereof.

        7.2    Limits on Distribution.    Distribution of Common Stock or other amounts under the Plan shall be subject to the following:

          (a)   Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

          (b)   In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

          (c)   To the extent that the Plan provides for issuance of certificates to reflect the transfer of Common Stock, the transfer of such Common Stock may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which the Common Stock is listed.

        7.3    Liability for Cash Payments.    Subject to the provisions of this Section 7, each Affiliate shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such payment is attributable to the services rendered for that Affiliate by the Participant. Any disputes relating to liability of an Affiliate for cash payments shall be resolved by the Committee.

        7.4    Stockholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms.

        7.5    No Employment or Other Service Rights.    Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without cause, (b) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, or (c) the service of a director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        7.6    Withholding Obligations.    To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (c) delivering to the Company owned and unencumbered shares of Common Stock. For purposes of tax withholding, the fair market value of the shares will be determined at the time the withholding is required.

        7.7    Transferability.    Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. To the extent that a Participant has the right to exercise an Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection 7.7, the Committee may provide that, Awards may be transferred to or for the benefit of the Participant's family (including, without limitation, to a trust or partnership for the benefit of a Participant's family), subject to such procedures as the Committee may establish; provided, however, that in no event shall an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under section 422 of the Code.

        7.8    Choice of Law.    The laws of the Commonwealth of Kentucky shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules except to the extent that the laws of the state of Delaware apply to corporate actions or the issuance of equity.

        7.9    Notices.    Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, as applicable, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

        7.10    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the applicable Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        7.11    Action by the Company or Affiliate.    Any action required or permitted to be taken by the Company or any Affiliate shall be by resolution of its board of directors or governing body or by action of one or more members of the board or governing body (including a committee of the board or governing body) who are duly authorized to act for the board or by a duly authorized officer of the Company.

        7.12    Gender and Number.    Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

        7.13    Foreign Employees.    Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or any Affiliate operates or has employees. The foregoing provisions of this subsection 7.13 shall not be applied to increase the share limitations of Section 4 or to otherwise change any provision of the Plan that would otherwise require the approval of the Company's stockholders.

8.    CHANGE IN CONTROL.

        8.1    Acceleration on Change in Control.    An Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to acceleration of vesting and exercisability upon or after such event as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant or otherwise pursuant to such Award.

        8.2    Cut-Back of Parachute Payments.    If any payment or benefit a Participant would receive hereunder pursuant to a Change in Control from the Company or otherwise ("Payment") would (a) constitute a "parachute payment" within the meaning of Section 280G of the Code, and (b) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be equal to the Reduced Amount. The "Reduced Amount" shall be either (A) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (B) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in such Participant's receipt, on an after-tax basis, of the greater amount, notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits hereunder is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless the Participant elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs): (I) reduction in the acceleration of vesting of Awards, and (II) forfeiture of Awards. In the event that acceleration of vesting of Awards is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of such Participant's Awards (i.e., vesting on the earliest granted Award cancelled last) unless such Participant elects in writing a different order for cancellation (provided that no such election shall be given effect if the Award is subject to section 409A of the Code). In the event that Awards are to be forfeited, such forfeiture shall occur in the reverse order of the date of grant of such Participant's Awards (i.e., earliest granted Award forfeited last) unless such Participant elects in writing a different order for forfeiture (provided that no such election shall be given effect if the Award is subject to section 409A of the Code).

        The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

        The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to such Participant and the Company within fifteen (15) calendar days after the date on which such Participant's right to a Payment is triggered (if requested at that time by such Participant or the Company) or such other time as requested by such Participant or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish such Participant and the Company with an opinion reasonably acceptable to such Participant that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon such Participant and the Company.

9.    AMENDMENT AND TERMINATION.

        The Board may, at any time, amend or terminate the Plan, and the Committee may amend any Award Agreement; provided, however that (a) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the Participant's affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); (b) adjustments pursuant to subsection 4.3 (relating to adjustment to shares) shall not be subject to the foregoing limitations of this Section 9; (c) the provisions of subsection 5.6 (relating to Option and SAR repricing) cannot be amended unless the amendment is approved by the Company's stockholders; and (d) no other amendment shall be made to the Plan without the approval of the Company's stockholders if such approval is required by law or the rules of any stock exchange on which the Common Stock is listed. It is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Board shall have the authority to amend the Plan as it deems necessary to conform to section 409A. Notwithstanding the foregoing, the Company does not guarantee that Awards under the Plan will comply with section 409A and the Committee is under no obligation to make any changes to any Award to cause such compliance.

* * * * * * * * * * * * * * * * * * * * * *

BARCODE See the reverse side of this notice to obtain proxy materials and voting instructions. BROKER LOGO HERE 1 OF 2 12 15 1234567 1234567 1234567 1234567 1234567 1234567 1234567 Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location: 0000171421_1 R1.0.0.51160 TEXAS ROADHOUSE,INC. Annual Meeting May 16, 2013 May 16, 2013 9:00 AM EDT March 18, 2013 Texas Roadhouse, Inc. 6040 Dutchmans Lane Louisville, KY 40205 Return Address Line 1 Return Address Line 2 Return Address Line 3 51 MERCEDES WAY EDGEWOOD NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

How To Vote Please Choose One of the Following Voting Methods Internal Use Only Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. . XXXX XXXX XXXX 0000171421_2 R1.0.0.51160 1. Combined Document Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 02, 2013 to facilitate timely delivery.

BARCODE 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 Broadridge Internal Use Only xxxxxxxxxx xxxxxxxxxx Cusip Job # Envelope # Sequence # # of # Sequence # 0000 0000 0000 . Voting items 0000171421_3 R1.0.0.51160 The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Gregory N. Moore 02 James F. Parker The Board of Directors recommends you vote FOR the following proposal(s): 2. Proposal to ratify independent public accounting firm for 2013. 3. Say on Pay - An advisory vote on the approval of executive compensation. 4. Proposal to approve the Texas Roadhouse, Inc. 2013 Long-Term Incentive Plan. The Board of Directors recommends you vote AGAINST the following proposal(s): 5. An advisory vote on a shareholder proposal to eliminate the classification of the Board of Directors. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE Voting Instructions THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE P99999-010 12 15 # OF # Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # Reserved for Broadridge Internal Control Information 0000171421_4 R1.0.0.51160

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01L3XA 1 U PX + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2, 3 and 4, and AGAINST Proposal 5. 01 - Gregory N. Moore 02 - James F. Parker 1. Election of Directors: For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION Texas Roadhouse, Inc. For Against Abstain 2. Proposal to ratify independent public accounting firm for 2013. For Against Abstain 3. Say on Pay - An advisory vote on the approval of executive compensation. 4. Proposal to approve the Texas Roadhouse, Inc. 2013 Long-Term Incentive Plan 5. An advisory vote on a shareholder proposal to eliminate the classification of the Board of Directors For Against Abstain For Against Abstain MMMMMMMMMMMM 1 5 8 1 8 1 2 MMMMMMMMM

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Notice of 2013 Annual Meeting of Stockholders 6040 Dutchmans Lane, Louisville, Kentucky 40205 Proxy Solicited by Board of Directors for Annual Meeting – May 16, 2013 Jill Marchant or Scott Colosi, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Texas Roadhouse, Inc. to be held on May 16, 2013 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 3 and 4, and AGAINST Proposal 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — Texas Roadhouse, Inc.